EXHIBIT 10.22

CONFIDENTIAL TREATMENT REQUESTED BY FLUIDIGM CORPORATION

LICENSE AGREEMENT

by and between

NOVARTIS VACCINES & DIAGNOSTICS, INC.

and

FLUIDIGM CORPORATION

DATE: [            ]

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CONFIDENTIAL TREATMENT REQUESTED BY FLUIDIGM CORPORATION

TABLE OF CONTENTS

ARTICLE I Definitions		1

ARTICLE II Exploitation of Novartis Licensed Products		7

2.1	Development and Commercialization	7
2.2	Regulatory Matters	8
2.3	Adverse Events and Recalls	8
2.4	Cooperation and Assistance	9
2.5	Escrow	9

ARTICLE III License Grants and Related Matters		10

3.1	Grants to Novartis	10
3.2	Non-Compete and Related Matters	11
3.3	No Encumbrance	12

ARTICLE IV Payments		12

4.1	License Fee	12
4.2	Milestone Payment	12
4.3	Mode of Payment	13
4.4	Taxes	13

ARTICLE V Intellectual Property Rights		14

5.1	Intellectual Property Ownership	14
5.2	Prosecution of Patents and Trademarks	14
5.3	Enforcement of Patents and Trademarks	15
5.4	Invalidity or Unenforceability Defenses or Actions	17
5.5	Infringement of Third Party Rights	18

ARTICLE VI Confidentiality and Nondisclosure		19

6.1	Restricted Fluidigm Information	19
6.2	Confidentiality Generally	20
6.3	Permitted Disclosures	20
6.4	Exclusions	21
6.5	Confidentiality of Terms of Agreement	21
6.6	Use of Name	22
6.7	Press Releases	22
6.8	Publications and Presentations	22

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ARTICLE VII Term and Termination		23

7.1	Term	23
7.2	Termination of this Agreement for Material Breach	23
7.3	Termination Upon Insolvency	23
7.4	Additional Termination Rights	23
7.5	Consequences of Expiration or Termination	24
7.6	Remedies	25
7.7	Accrued Rights; Surviving Obligations	25
7.8	Rights in Bankruptcy	26

ARTICLE VIII Indemnity; Limitation of Liability		26

8.1	Indemnification of Fluidigm	26
8.2	Indemnification of Novartis	27
8.3	Third Party Infringement Claims	28
8.4	Notice of Claim	29
8.5	Indemnification Procedures	29
8.6	Limitation on Damages; Caps	30

ARTICLE IX Representations, Warranties and Covenants		31

9.1	Representations, Warranties and Covenants	31
9.2	Additional Representations, Warranties and Covenants of Fluidigm	31

ARTICLE X Miscellaneous		35

10.1	Force Majeure	35
10.2	Assignment; Change of Control	35
10.3	Severability	38
10.4	Governing Law	38
10.5	Notices	38
10.6	Dispute Resolution	39
10.7	Entire Agreement; Modifications	40
10.8	Relationship of the Parties	40
10.9	Equitable Relief	41
10.10	Waiver	41
10.11	Counterparts	41
10.12	No Benefit to Third Parties	41
10.13	Further Assurance	41
10.14	References; Construction	41

Schedules and Exhibits

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CONFIDENTIAL TREATMENT REQUESTED BY FLUIDIGM CORPORATION

Exhibit A	Fluidigm Patents
Schedule 9.2(c)	Owned Core Fluidigm Patents, In-Licensed Core Fluidigm Patents and Core In-License Agreements

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CONFIDENTIAL TREATMENT REQUESTED BY FLUIDIGM CORPORATION

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) is made and entered into effective as of                     , (the “Effective Date”), by and between NOVARTIS VACCINES AND DIAGNOSTICS, INC., a Delaware corporation, with offices at 4560 Horton Street, Emeryville, CA 94608 (“Novartis”), and FLUIDIGM CORPORATION, a Delaware corporation with offices at 7000 Shoreline Court, Suite 100, South San Francisco, CA 94080 (“Fluidigm”).

RECITALS

WHEREAS, Novartis and Fluidigm entered into the Collaboration Agreement (as defined below), under which Fluidigm granted Novartis an exclusive option to enter into this Agreement to exclusively license Novartis the Fluidigm Patents and Fluidigm Know-How (each as defined below), including any Collaboration Know-How and Collaboration Patents solely or jointly owned by Fluidigm (each as defined below), to exploit the Novartis Licensed Products in the Primary Field and Secondary Field (each as defined below) on the terms and conditions set forth herein and in the Ancillary Agreements (as defined below); and

WHEREAS, Novartis has exercised such exclusive option to obtain such exclusive license;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

Definitions

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to a party, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such party. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” shall mean (a) the possession, directly or indirectly, of the power to direct the management or policies of such a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise, or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of such Person.

“Ancillary Agreement” shall mean the Collaboration Agreement, the Supply Agreement, and any other agreement (including any development quality agreement or supply quality

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agreement) entered into pursuant to this Agreement, the Supply Agreement or the Collaboration Agreement.

“Applicable Law” shall mean the applicable laws, rules, regulations, including any rules, regulations, guidelines, or other requirements of any applicable regulatory authorities, that may be in effect from time to time in the Territory.

“ASR” shall mean an analyte specific reagent, including nucleic acid sequences, or similar reagent which, through specific binding or chemical reaction with substances in a specimen, is intended for use in a Test.

“Change of Control” shall mean the occurrence of any of the following events: (a) any Person acquires, either directly or indirectly, (i) at least fifty percent (50%) of the then-outstanding shares of common stock of Fluidigm or any direct or indirect parent of Fluidigm or (ii) securities of Fluidigm or any direct or indirect parent of Fluidigm entitled to cast at least fifty percent (50%) of the votes that may be cast in an election of directors of Fluidigm or such parent; (b) a reorganization, merger or consolidation with a Person to which Fluidigm or any direct or indirect parent of Fluidigm is a party, unless, after the occurrence of such reorganization, merger or consolidation, Fluidigm’s or such direct or indirect parent of Fluidigm’s outstanding common stock immediately prior to the effectiveness of such transaction constitutes or is converted into securities of the surviving company entitled to cast a majority of the votes that may be cast in an election of directors of the surviving company; (c) a sale or transfer of all or substantially all of Fluidigm’s or any direct or indirect parent of Fluidigm’s assets to a Person; or (d) a liquidation or dissolution of Fluidigm or any direct or indirect parent of Fluidigm.

“Collaboration Activities” shall mean those tests, studies and other activities set forth in, or performed in order to obtain the information set forth in the Collaboration Plan and such other tests, studies and other activities as may be agreed upon from time to time by the JSC (as defined in the Collaboration Agreement).

“Collaboration Information and Inventions” shall mean any and all Information and Inventions that are (a) in the case of inventions, conceived or (b) in all other cases, developed or made, in each case ((a) and (b)) by or on behalf of either party (or its Affiliates or subcontractors) or jointly by or on behalf of one party (or its Affiliates or subcontractors) and the other party (or its Affiliates or subcontractors) in the performance of or pursuant to the Collaboration Plan or otherwise in the performance of any Collaboration Activities. “Collaboration Information and Inventions” shall not, however, include any Information and Inventions that are (i) in the case of inventions, conceived, or (ii) in all other cases, developed or made, in each case ((i) and (ii)) by or for a party (or its Affiliates or subcontractors) prior to the effective date of the Collaboration Agreement or after such date and solely outside the performance of the Collaboration Activities (“Excluded Information and Inventions”). (For example, Excluded Information and Inventions developed prior to the effective date of the Collaboration Agreement and incorporated into Collaboration Information and Inventions shall not thereby become Collaboration Information and Inventions, and, similarly, Collaboration

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Information and Inventions incorporated into Information and Inventions developed after termination of the Collaboration Agreement shall not cause such later-developed Information and Inventions to be Collaboration Information and Inventions).

“Collaboration Know-How” shall mean all Collaboration Information and Inventions that are not generally known, but excluding any Collaboration Information and Inventions to the extent claimed by a Collaboration Patent.

“Collaboration Patents” shall mean any Patents to the extent that they claim any Collaboration Information and Inventions. For the avoidance of doubt, “Collaboration Patents” shall not include any Patents existing prior to the effective date of the Collaboration Agreement (or any resulting Patent rights), nor any Patents to the extent claiming inventions within the Excluded Information and Inventions.

“Collaboration Plan” shall mean that certain project plan established under the Collaboration Agreement, as such plan is amended from time to time in accordance with such agreement.

“Confidential Information” of a party shall mean all Information and Inventions and other confidential information and data of a financial, commercial or technical nature which the disclosing party or any of its Affiliates has supplied or otherwise made available to the other party or its Affiliates, whether made available orally, visually (e.g., by access to facilities or property), in writing or in electronic form, and whether before, on or after the Effective Date, including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae in relation to this Agreement.

“Control” shall mean, with respect to any item of Information and Inventions, Patent, or other intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign, or grant a license, sublicense or other right to or under, such Information and Inventions, Patent, or right without violating the terms of any agreement or other arrangement with any Third Party.

“Core Fluidigm Know-How” shall mean Fluidigm Know-How required to practice the inventions as claimed in the Core Fluidigm Patents.

“Core Fluidigm Patents” shall mean, for Patents set forth on Schedule 9.2(c), those certain claims covering Core Fluidigm Technology and, after the Effective Date, any additional Fluidigm Patents covering the Core Fluidigm Technology that the parties agree in writing shall constitute Core Fluidigm Patents, such agreement by Fluidigm not to be unreasonably withheld.

“Core Fluidigm Technology” shall mean the Fluidigm Technology (a) constituting Fluidigm Chips and other chips manufactured by Fluidigm specifically for conducting digital PCR, (b) directed to the use of the chips specified in clause (a) hereinabove for conducting digital PCR in the Primary Field or Secondary Field, (c) constituting the Fluidigm Instrument(s)

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for conducting digital PCR using the chips specified in section (a) herein, (d) directed to the use of such Fluidigm Instrument(s) for conducting digital PCR, or (e) for conducting digital PCR specifically in the Primary Field or Secondary Field. [Note: If needed, definition to be updated prior to execution of the License Agreement to reflect then-current anticipated product design.]

“Exploit” or “Exploitation” shall mean to make, have made, import, export, use, sell, offer for sale, or otherwise dispose of, including all discovery, research, development, registration, modification, enhancement, improvement, manufacture, storage, formulation, exportation, transportation, distribution, promotion and marketing activities related thereto.

“Fluidigm Chip” shall mean [***] and any Improvements thereto developed by or on behalf of Fluidigm or any of its Affiliates during the term of this Agreement or the Collaboration Agreement. “Fluidigm Chip” includes any additional buffers and reagents (excluding assay reagents) and other consumables (e.g., oils) required for operation of the applicable chip and that are customarily provided by Fluidigm with the sale of its chips.

“Fluidigm Instrument” shall mean that certain Fluidigm digital PCR/digital array chip reader instrument system (including software required to run the instrument and to conduct the applicable analysis) currently sold by Fluidigm, as further described in the Collaboration Agreement, including any Improvements to such instrument (including such software) developed by or on behalf of Fluidigm or any of its Affiliates during the term of this Agreement or the Collaboration Agreement.

“Fluidigm Know-How” shall mean all Information and Inventions Controlled by Fluidigm or an Affiliate of Fluidigm at any time during the term of the Collaboration Agreement (or during the term of this Agreement) including the Fluidigm Method, Fluidigm Technology, and Collaboration Information and Inventions solely owned by Fluidigm, that are not generally known and are reasonably necessary or useful for, or otherwise related to, the Exploitation of any Novartis Licensed Products (including generating results from Tests, but excluding the manufacture of Fluidigm Technology except in the case of the exercise by Novartis of its rights under the Supply Agreement in the case of a Failure to Supply (as defined in the Supply Agreement)) in the Primary Field and the Secondary Field, but excluding any Information and Inventions to the extent claimed by one or more of the Fluidigm Patents.

“Fluidigm Method” shall mean the Fluidigm Know-How and the inventions claimed in the Fluidigm Patents, in each case, that relate to non-invasive prenatal and pregnancy related diagnostics using digital PCR and cell-free DNA in maternal blood, urine, saliva, bloodspot or stool in the Primary Field or Secondary Field.

“Fluidigm Patents” shall mean all Patents Controlled by Fluidigm or an Affiliate of Fluidigm at any time during the term of the Collaboration Agreement or this Agreement, including any Patents claiming (a) the Fluidigm Method or the Fluidigm Technology, or (b) any Collaboration Information and Inventions that are solely owned by Fluidigm, in each case that

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are reasonably necessary or useful for, or otherwise related to, the Exploitation (but excluding the manufacture of Fluidigm Technology except in the case of the exercise by Novartis of its rights under the Supply Agreement in the case of a Failure to Supply (as defined in the Supply Agreement)) of any Novartis Licensed Products, including the generation of results from Tests, in the Primary Field and the Secondary Field. The “Fluidigm Patents” shall include (i) all Patents listed in Exhibit A, (ii) all patents issuing on such patent applications, and any divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions, substitutions, registrations, additions, confirmations and renewals of such patents and patent applications, including any patents and patent applications that claim priority to a common priority document in the priority chain of any of the foregoing, (iii) supplemental protection certificates and the like relating to any of the foregoing, and (iv) counterparts or substantial equivalents of any of the foregoing in any country.

“Fluidigm Products” shall mean the Fluidigm Chips and the Fluidigm Instruments, collectively.

“Fluidigm Technology” shall mean Fluidigm’s current digital PCR and associated chips, including the Fluidigm Chips, and digital array chip reader instrument system, including the Fluidigm Instruments, including Improvements to any of the foregoing and any other technology that Fluidigm Controls at any time during the term of the Collaboration Agreement relating to or applicable in the Primary Field or Secondary Field.

“Improvement” shall mean (a) any modification, variation or revision to Fluidigm Technology, including Fluidigm Instruments and Fluidigm Chips, as they existed on the effective date of the Collaboration Agreement, or (b) inventions for which patent applications are or may be filed that incorporate or expand on the Fluidigm Patents claiming Fluidigm Technology, including Fluidigm Instruments and Fluidigm Chips, as they existed on the effective date of the Collaboration Agreement.

“Indemnified Party” shall mean a party, its Affiliates or its or their respective directors, officers, employees, agents, partners and shareholders seeking to recover a Loss under ARTICLE VIII.

“Indemnifying Party” shall mean a party from whom recovery of a Loss is sought under ARTICLE VIII.

“Information and Inventions” shall mean all technical information, know-how and data (including clinical, analytical, and quality control data), inventions (whether patentable or not), discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology applicable to diagnostics, formulations, compositions, products or to their manufacture, research, development, registration, use or commercialization or methods of assaying or testing them or processes for their manufacture, formulations containing them, compositions incorporating or comprising them, kits incorporating or comprising them, and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical,

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physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes, formulae, expertise and information relevant to the research, development, manufacture, use or commercialization of or which may be useful in studying, testing, development, production or formulation of products, but excluding the Regulatory Documentation.

“IVD[***]” shall mean an in vitro diagnostic product [***].

“Knowledge” of a party shall mean such party’s and its Affiliates’ best knowledge of the facts and information after due inquiry and performing a diligent investigation with respect to such facts and information. “Known” to a party shall have a corresponding meaning.

“Novartis Licensed Products” shall mean [***].

“Patents” shall mean (a) patents and patent applications, (b) all patents issuing on such patent applications, and any divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions, substitutions, registrations, additions, confirmations and renewals of such patents and patent applications, including any patents and patent applications that claim priority to a common priority document in the priority chain of any of the foregoing, (c) supplemental protection certificates and the like relating to any of the foregoing, and (d) counterparts or substantial equivalents of any of the foregoing in any country.

“Person” shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

“Primary Field” shall mean the Testing of fetal aneuploidies of a fetus in a pregnant woman.

“Primary Field Competitor” shall mean a Person that is commercializing (including promoting, selling, offering for sale or otherwise commercially distributing) (a) the reporting of a result of any test for a fee or (b) an IVD [***], in each case in the Primary Field.

“Regulatory Documentation” shall mean all applications, registrations, licenses, authorizations and approvals (including all regulatory approvals), all correspondence submitted to or received from regulatory authorities (including minutes and official contact reports relating to any communications with any regulatory authority) and all supporting documents and all clinical studies and tests, relating to any Novartis Licensed Product, and all data contained in any of the foregoing, including any and all investigational new device exemptions, 510K notifications (if required) or premarket approvals (if required) within the meaning of the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, and the regulations promulgated thereunder, and any corresponding foreign application, registration or certification,

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to market a Novartis Licensed Product in the Territory, and manufacturing records maintained pursuant to the Supply Agreement.

“Secondary Field” shall mean the Testing of (a) a genetic abnormality, disease or condition in a fetus or in a pregnant woman as associated with her pregnancy (other than that Tested in the Primary Field), (b) the RhD genotyping or carrier status in a pregnant woman, or (c) the genetic carrier status of a prospective mother-to-be and her male partner or donor, as the case may be.

“Side Letter” shall mean that certain disclosure letter provided by Fluidigm’s designated counsel to Novartis’ designated counsel on or before the Effective Date.

“Supply Agreement” shall mean that certain supply agreement entered into pursuant to the Collaboration Agreement.

“Territory” shall mean the entire world.

“Test” shall mean any non-invasive (including human blood, urine, saliva, bloodspot or stool) screening, diagnostic, prognostic, predictive or other clinical test. “Testing” shall have a corresponding meaning.

“Third Party” shall mean any Person other than Novartis, Fluidigm and their respective Affiliates.

“Trademark” shall include any word, name, symbol, color, designation or device or any combination thereof, including any trademark, trade dress, brand mark, trade name, brand name, logo or business symbol.

“Valid Claim” shall mean, with respect to any country, a claim of an issued and unexpired patent in such country which patent has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of a competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which patent has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

ARTICLE II

Exploitation of Novartis Licensed Products

2.1 Development and Commercialization. Subject to the terms of this Agreement and the Ancillary Agreements (including Fluidigm’s rights and obligations under the Collaboration Agreement with respect to the Collaboration Activities), Novartis shall have the sole right to conduct and decide all matters with respect to the development (except as otherwise provided in the Collaboration Agreement) and commercialization of the Novartis Licensed Products (including conduct of clinical trials, distribution, pricing and selection and use of trademarks) in the Primary Field and Secondary Field in the Territory. Notwithstanding the foregoing, Novartis shall use at least commercially reasonable efforts to develop and

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commercialize Novartis Licensed Products in the Primary Field consistent with Novartis’ typical development and commercialization of similar products with similar market potential and at similar stages in development and commercialization. If Novartis does not use commercially reasonable efforts to launch a Novartis Licensed Product in any of China, India, Hong Kong, Korea, Singapore or Taiwan, then all rights granted to Novartis by Fluidigm, to the extent reasonably required to effect commercialization of such Novartis Licensed Product in such country, shall revert back to Fluidigm (i.e., the licenses granted hereunder to Novartis and Novartis’ rights under the Supply Agreement shall become co-exclusive with Fluidigm with respect to commercialization of such Novartis Licensed Product in such country, and for clarity Novartis shall retain the right to otherwise Exploit (in the case of manufacturing, only to the extent that Novartis is permitted to manufacture under this Agreement and the Supply Agreement) such Novartis Licensed Product in such country in order to develop and commercialize such Novartis Licensed Product in the countries retained by Novartis). Such reversion shall not be effected unless and until Fluidigm provides written notice to Novartis of its intent to effect such reversion of such rights and provides Novartis a period of one year, from the time of such notice, to cure such deficiency and Novartis does not do so within such period. In the case of such a reversion, for clarity, (i) royalties may be due to Novartis, as set forth in the Collaboration Agreement; and (ii) notwithstanding this co-exclusivity, Fluidigm (and its Affiliates) shall be entitled to Exploit all products and services subject to such co-exclusivity, itself or with or through (sub)licensees, commercialization partners, distributors, or other Third Parties.

2.2 Regulatory Matters. Subject to the terms of this Agreement and the Ancillary Agreements, Novartis shall have the sole right to develop and implement the appropriate strategy for obtaining and maintaining regulatory approval for all Novartis Licensed Products in the Primary Field and the Secondary Field in the Territory. All marketing authorizations (if any) and other filings, applications or requests pursuant to or in connection with such regulatory approval for such Novartis Licensed Products in the Primary Field and the Secondary Field in the Territory shall be made in the name of Novartis or its designee, unless Applicable Law requires that a regulatory approval be solely or jointly in the name of Fluidigm (or its Affiliates), in which case such filing, application or request shall be made in the name of Fluidigm (or its Affiliates) solely or jointly with Novartis, as permitted by Applicable Law and as Novartis elects. With respect to any such filing, application or request made in the name of Fluidigm, and any such regulatory approval resulting therefrom, upon written request by Novartis, Fluidigm shall, or shall cause its Affiliates to, as applicable, assign such regulatory approval to Novartis and take such further actions to effect such assignment to the extent permitted by Applicable Law. Novartis shall have the sole right to conduct all communications with applicable regulatory authorities with regard to regulatory approvals relating to the Novartis Licensed Products in the Primary Field and the Secondary Field.

2.3 Adverse Events and Recalls.

(a) Each party shall maintain a record of any and all complaints it receives with respect to the Novartis Licensed Products. Each party shall notify the other party

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in reasonable detail of any complaint received by it within twenty-four (24) hours after the event, and in any event in sufficient time to allow the applicable party to comply with all Applicable Laws in any country in the Territory. Fluidigm shall provide Novartis with all information necessary or desirable for Novartis to comply with Novartis’ and its Affiliates’ safety-related responsibilities under Applicable Law in the Territory with respect to any unanticipated adverse device events relating to the Novartis Licensed Products, in each case in the form reasonably requested by Novartis in writing.

(b) If any regulatory authority issues or requests a recall or takes similar action in connection with the Novartis Licensed Product(s) in the Primary Field or the Secondary Field in the Territory, or if Novartis determines that an event, incident or circumstance has occurred that may result in the need for a recall or market withdrawal, Novartis shall promptly advise Fluidigm thereof by telephone or facsimile.

2.4 Cooperation and Assistance. Fluidigm shall, and shall cause its Affiliates to, without additional compensation, disclose and make available to Novartis, as reasonably requested by Novartis and required for Novartis to exercise its rights or perform its obligations under this Agreement using the Core Fluidigm Technology, in whatever form Novartis may reasonably request, the Fluidigm Know-How and Collaboration Information and Inventions and any Regulatory Documentation relating to the Fluidigm Technology or the Primary Field or Secondary Field as Novartis may specifically request. Fluidigm shall cooperate reasonably with requests for assistance from Novartis specifically pertaining to the Exploitation of any Novartis Licensed Product, and regulatory processes with respect thereto, including by making Fluidigm’s and its Affiliates’ employees, consultants and other scientific staff reasonably available upon reasonable notice during normal business hours at their respective places of employment to consult with Novartis on issues arising with respect to such Exploitation, provided that any such cooperation or assistance that is provided pursuant to this Section 2.4 when there is no collaboration or development agreement in effect between the parties, shall be charged by Fluidigm at its then current standard FTE rates (but for clarity, Fluidigm may not charge pursuant to this Section 2.4 for any cooperation or assistance that it is required to provide under the Supply Agreement).

2.5 Escrow. Promptly upon execution of this Agreement and then upon product design lock down for the Fluidigm Chip and Fluidigm Instrument and software that will be used for each of the Novartis Licensed Products anticipated to be commercialized and from time to time thereafter as needed to ensure that the information escrowed pursuant to this Section 2.5 accurately reflects the then-current manufacturing process for such products, Fluidigm shall deposit into an escrow account, under an escrow agreement, with a Third Party mutually agreed upon by the parties Fluidigm Know-How, including documentation of the manufacturing processes, procedures and methods and related Fluidigm Know-How, that is reasonably necessary or useful for Novartis (or its designee) to manufacture the foregoing products using the then-current manufacturing process therefor. Novartis or its Third Party designee shall have the right to access such documents with respect to any such product solely in the event of a Failure to Supply (as defined in the Supply Agreement) with respect to such product to assist Novartis in

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establishing a Third Party supplier for such product as permitted under the Supply Agreement. Novartis shall be solely responsible for any amounts due to such Third Party escrow agent pursuant to or in connection with such escrow agreement for so long as Novartis, in its sole discretion during the term of this Agreement, elects to have such escrow account remain in place.

ARTICLE III

License Grants and Related Matters

3.1 Grants to Novartis.

(a) IP License Grants and Right of Reference. Subject to Section 3.2 and the other terms and conditions of this Agreement, Fluidigm hereby grants to Novartis:

(i) an exclusive (including with regard to Fluidigm and its Affiliates, but subject to clause (iii) of this Section 3.1(a)) perpetual (except as set forth in ARTICLE VII), royalty-free (except as set forth in Section 7.5), irrevocable (except as set forth in ARTICLE VII) right and license, with the right to grant sublicenses pursuant to Section 3.1(b), under Fluidigm’s and its Affiliates’ rights, titles, and interests in and to the Fluidigm Patents and Fluidigm Know-How, including its and its Affiliates’ rights, titles, and interests to the Collaboration Patents and Collaboration Know-How, to Exploit the Novartis Licensed Products in the Primary Field and Secondary Field in the Territory.

(ii) an exclusive (including with regard to Fluidigm and its Affiliates, but subject to clause (iii) of this Section 3.1(a)), perpetual (except as set forth in ARTICLE VII), royalty-free, irrevocable (except as set forth in ARTICLE VII) right and license and right of reference, with the right to grant sublicenses pursuant to Section 3.1(b), under Fluidigm’s and its Affiliates’ rights, titles and interests in and to any regulatory approval Controlled by Fluidigm or its Affiliates, to Exploit the Novartis Licensed Products in the Primary Field and Secondary Field in the Territory.

(iii) Notwithstanding anything in clauses (i) and (ii) of this Section 3.1(a), (A) notwithstanding the exclusivity of the licenses to Novartis in such clauses (i) and (ii), with respect to the Secondary Field Fluidigm shall be entitled to engage in the activities permitted under Section 3.2; and (B) Novartis shall not manufacture (or have manufactured) any Fluidigm Products, and the licenses granted to Novartis shall not include any such right to manufacture (or have manufactured) any Fluidigm Products, nor any claims of Fluidigm Patents or Collaboration Patents solely owned by Fluidigm solely directed to such manufacturing, except if, as and when specifically permitted by this Agreement or the Supply Agreement, and in each case ((i) and (ii)), Fluidigm shall in any event retain the non-exclusive right to perform its responsibilities and exercise its rights under this Agreement and the Ancillary Agreements.

(b) Sublicenses. Novartis shall have the right to grant sublicenses (or further rights of reference), through multiple tiers of sublicensees, under the licenses and rights of reference granted in clause (a) of this Section 3.1, to its Affiliates and to any other Persons.

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Novartis shall ensure that all Persons to which it grants any such sublicenses comply with all applicable confidentiality obligations, as well as the same restrictions on field of use, manufacturing and resale, as are applicable to Novartis as set forth herein or in the Supply Agreement. (Novartis may also engage distributors, which, for clarity, shall not constitute sublicensees unless such distributor is granted such a sublicense by Novartis.)

(c) Additional Fluidigm Technology. If Novartis desires to use any Fluidigm Technology other than the Fluidigm Products to develop and commercialize a Test in the Primary Field or the Secondary Field, Novartis shall have the right to automatically include such Fluidigm Technology (including any chips and instruments constituting the Fluidigm Technology) in the licenses granted in this Section 3.1 upon written notice to Fluidigm, subject to the terms of this Agreement and any collaboration or development agreement that may be entered into by the parties in connection therewith. In such event, the parties shall amend the Supply Agreement so that such Fluidigm Technology may be supplied to Novartis, which amendment shall include reasonable compensation to Fluidigm for such supply.

(d) No Other Rights. Novartis shall have no rights, express or implied, under the Fluidigm Patents or Fluidigm Know-How, other than those granted in this Section 3.1 or any Ancillary Agreement.

3.2 Non-Compete and Related Matters. During the term of and subject to the terms and conditions of this Agreement (including Section 2.1), Fluidigm covenants that, except for the performance of Fluidigm’s Collaboration Activities and the performance of Fluidigm’s obligations under this Agreement or any Ancillary Agreement, it and its Affiliates shall not (a) Exploit any product or service in the Primary Field or Secondary Field (other than the conduct of research, and the sale and other disposal (including manufacture, storage, exportation, transportation, distribution, promotion and marketing activities related thereto) of products for conducting research, in the Secondary Field, which research shall not include providing clinical results for a fee or for use in the medical management of a patient (such permitted activities in the Secondary Field, “Secondary Field Research Activities”), which Secondary Field Research Activities may be conducted by Fluidigm notwithstanding the exclusivity of the licenses granted to Novartis pursuant to Section 3.1), (b) conduct any activity with, for the benefit of, or sponsored by, any Person, that has as its goal or intent Exploiting any product or service in the Primary Field or Secondary Field, or (c) grant any license or other rights to any Person to utilize any intellectual property Controlled by Fluidigm or its Affiliates (including any Fluidigm Patents, Fluidigm Know-How, Collaboration Patents or Collaboration Know-How) to Exploit any product or service in the Primary Field or Secondary Field (other than licenses to Third Parties to conduct Secondary Field Research Activities, which licenses Fluidigm shall be entitled to grant (and authorize Third Parties to grant) notwithstanding the exclusivity of the licenses granted to Novartis pursuant to Section 3.1). Fluidigm acknowledges that the restrictions contained in this Section 3.2 are reasonable, valid and necessary for the adequate protection of the Novartis Licensed Products business in the Primary Field and Secondary Field and that Novartis would not have entered into this Agreement without the protection afforded to it by this Section 3.2. Notwithstanding the foregoing, Fluidigm may grant,

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in connection with the sale of the Fluidigm Technology, a restricted research only license to use Fluidigm Technology and Fluidigm Know-How and Fluidigm Patents (including the Fluidigm Method), and all Collaboration Information and Inventions owned solely or jointly by Fluidigm and Collaboration Patents owned solely or jointly by Fluidigm, in the Primary Field to academic institutions for research purposes only, including in connection with the commencement of new research studies or maintenance of existing research studies (which existing research studies Fluidigm has disclosed to Novartis prior to the effective date of the Collaboration Agreement), provided that Fluidigm obtains Novartis’ prior written consent to the terms of the new agreements with such academic institutions, which consent shall not be unreasonably withheld. In no event shall Fluidigm grant to any academic collaborator access to or rights to use Fluidigm Technology or the Fluidigm Method in the Primary Field or Secondary Field to provide a result that will be used in the medical management of a patient or to report the result of any Test for a fee. It is understood and agreed that, prior to the effective date of the Collaboration Agreement, Fluidigm has granted, in connection with and solely for the use of Fluidigm products shipped prior to the effective date of the Collaboration Agreement for research use only, licenses for research purposes only that do not prohibit use of such products for such research purposes in the Primary Field or Secondary Field, which licenses are ongoing, and that this does not and shall not constitute a breach of this section. For the avoidance of doubt, Fluidigm may grant, in connection with the sale or other transfer of the Fluidigm Technology, licenses to use Fluidigm Technology and Fluidigm Know-How and Fluidigm Patents (including the Fluidigm Method), and all Collaboration Information and Inventions owned solely or jointly by Fluidigm and Collaboration Patents owned solely or jointly by Fluidigm, outside the Primary Field and Secondary Field without restriction (but without limitation of the right of first negotiation set forth in Section 5.3 of the Collaboration Agreement or any royalties due under Section 6.2 or 9.5 of the Collaboration Agreement).

3.3 No Encumbrance. Fluidigm shall not (a) except as set forth in Section 10.2, assign, transfer, convey or otherwise encumber any of its rights to the Fluidigm Patents or Fluidigm Know-How, any regulatory approval relating to the Primary Field or Secondary Field, or any Regulatory Documentation relating to the Primary Field or Secondary Field, or (b) use any of the foregoing or grant any right, title or interest in or to any of the foregoing in each case ((a) and (b)) to any Person in a manner that is inconsistent with the exclusive licenses or other rights granted to Novartis under this Agreement or any Ancillary Agreement.

ARTICLE IV

Payments

4.1 License Fee. On or after the Effective Date, Fluidigm shall invoice Novartis for [***]. Novartis shall pay such amount to Fluidigm no later than thirty (30) days after the date on which Novartis receives such invoice.

4.2 Milestone Payment. Novartis shall pay Fluidigm [***] within sixty (60) days after (a) the combined Fluidigm Chip and Fluidigm Instrument has passed the Novartis manufacturing quality systems standard consistent with FDA QSR (21 CFR 820) and ISO 13485,

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and (b) Fluidigm has achieved quality milestones 1 through 5 as set forth in the Collaboration Plan; provided, however, that Novartis shall not be obligated to pay such amount if Fluidigm has breached, and does not cure, either that certain Development Quality Agreement entered into pursuant to the Collaboration Agreement or that certain Supply Quality Agreement entered into pursuant to the Supply Agreement. If there is a dispute concerning whether such standard or quality milestones have been met, the dispute shall be escalated to the Executives pursuant to Section 10.6. The responsibility for achieving this milestone is Fluidigm’s, but Novartis shall use at least the same level of effort and diligence to determine if such Fluidigm Chip and Fluidigm Instrument passes such standards as Novartis uses for its own products. For clarity, such milestone payment shall be payable only once. Upon payment of such milestone, the licenses granted to Novartis under this Agreement shall be fully paid-up, but shall not affect any payment obligations of Novartis under any Ancillary Agreement.

4.3 Mode of Payment. All payments to Fluidigm under this Agreement shall be made by deposit of United States Dollars in the requisite amount to such bank account as Fluidigm may from time to time designate by notice to Novartis. Such bank account of Fluidigm as of the Effective Date is [***].

4.4 Taxes. The milestones and other amounts payable by Novartis to Fluidigm pursuant to this Agreement (“Payments”) shall not be reduced on account of any taxes except as set forth herein. The party on whom any such tax is assessed alone shall be responsible for paying any and all such taxes (other than withholding taxes required by Applicable Law to be withheld and paid by Novartis) levied on account of, or measured in whole or in part by reference to, any Payments it receives. Novartis shall deduct or withhold from the Payments any such withholding taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if Fluidigm is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to Novartis or the appropriate governmental authority (with the assistance of Novartis to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Novartis of its obligation to withhold tax, and Novartis shall apply the reduced rate of withholding, or dispense with withholding, as the case may be, provided that Novartis has received evidence, in a form satisfactory to Novartis, of Fluidigm’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least fifteen (15) days prior to the time that the Payments are due. If, in accordance with the foregoing, Novartis withholds any amount, it shall pay to Fluidigm the balance when due, make timely payment to the proper taxing authority of the withheld amount, and send to Fluidigm proof of such payment within sixty (60) days following that payment. For purposes of this Agreement, the stated amount of the Payments payable by Novartis shall not include any sales or similar tax that Fluidigm may be required to collect. For the avoidance of doubt, the parties acknowledge and agree that none of the payments payable under this Agreement are related to the license (or right) to import or any import of any Novartis Licensed Product.

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ARTICLE V

Intellectual Property Rights

5.1 Intellectual Property Ownership.

(a) Ownership of Fluidigm Intellectual Property. Subject to the license grants to Novartis herein and under the Ancillary Agreements, as between the parties, Fluidigm shall own and retain all right, title and interest in and to all Fluidigm Patents and Fluidigm Know-How, including any Collaboration Information and Inventions solely owned by Fluidigm (as set forth in the Collaboration Agreement).

(b) Ownership of Regulatory Documentation. Novartis shall own and retain all right, title and interest in and to all Regulatory Documentation (including regulatory approvals) with respect to Novartis Licensed Products in the Primary Field and Secondary Field in the Territory. Fluidigm shall promptly disclose to Novartis in writing, and shall cause its Affiliates to so disclose, any such Regulatory Documentation and the development of any such Regulatory Documentation, and shall, and does hereby, assign, and shall cause its Affiliates to so assign, to Novartis, without additional compensation, such right, title and interest in and to any such Regulatory Documentation as of the Effective Date and from time to time during the term of this Agreement, as is necessary to fully vest sole ownership in Novartis as provided for in the foregoing sentence.

5.2 Prosecution of Patents. Fluidigm, through patent attorneys or agents of its choice reasonably acceptable to Novartis, shall have the sole right, but not obligation, to prepare, file and maintain the Core Fluidigm Patents throughout the Territory. Schedule 9.2(c) specifies the countries in which Fluidigm has filed or intends to prepare and file applications for each Core Fluidigm Patent. Novartis shall have the right, on timely written notice to Fluidigm, to require Fluidigm to prepare and file an applications for Core Fluidigm Patents in any other particular country(ies), unless Fluidigm objects that such action would be unreasonable, including where taking such action could affect the scope, validity or enforceability of any Core Fluidigm Patent. Fluidigm shall prosecute and maintain the Core Fluidigm Patents, and applications therefor, in accordance with its customary, reasonable procedures therefor. Novartis shall have the right, on timely written notice to Fluidigm, to require Fluidigm to take additional reasonable actions with respect to such prosecution and maintenance, unless Fluidigm objects that such action would be unreasonable, including where taking such action could affect the scope, validity or enforceability of any Core Fluidigm Patent. All costs and expenses of all such additional Core Fluidigm Patent preparation, filing, prosecution and maintenance shall be reimbursed and borne solely by Novartis. Novartis shall, and shall cause its respective Affiliates to, as applicable, assist and cooperate with Fluidigm in filing, prosecuting and maintaining any Core Fluidigm Patent under this Section 5.2. Each party shall bear its own expenses under this Section 5.2. Fluidigm shall consult with Novartis as to the strategy and prosecution and maintenance of Core Fluidigm Patents and applications under this Section 5.2. Fluidigm shall cause its patent attorneys or agents to consult with Novartis (so far as practicable) on all issues relating to the filing, prosecution (including any interferences, reissue proceedings and re-

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examinations) and maintenance of the Core Fluidigm Patents. Fluidigm shall provide Novartis with sufficient opportunity to review and comment on the nature and text of new or pending applications, amendments, registrations, filing, submissions, pleadings, responses or correspondence with any patent authorities with respect to the Core Fluidigm Patents, and Fluidigm shall accede to reasonable requests of Novartis regarding the filing, registration and prosecution of the Core Fluidigm Patents. Fluidigm shall (A) notify Novartis as early as reasonably practicable in advance of all meetings and significant communications with any patent authorities concerning the Core Fluidigm Patents and shall permit Novartis to participate in such meetings, (B) promptly prepare and deliver to Novartis complete and accurate minutes of any such meeting or communications, and (C) promptly forward to Novartis copies of all office actions and written communications received from any patent authorities with respect to the Core Fluidigm Patents and upon receipt therefrom. Novartis shall have the right, at its sole expense, to make decisions regarding patent term extensions, including supplementary protection certificates and any other extensions that are available now or become available in the future on Novartis Licensed Products, wherever applicable, for the Core Fluidigm Patents, in any country. For any Core Fluidigm Patent owned by a Third Party, in whole or in part, (e.g., it is licensed to Fluidigm by a Third Party), Fluidigm shall use its reasonable best efforts to allow Novartis to exercise its rights under this Section 5.2, including (i) exercising its rights under any agreement with such Third Party, and (ii) obtaining any consents required by Third Parties owning Core Fluidigm Patents licensed to Fluidigm in order for Novartis to exercise its rights under this Section 5.2. If Fluidigm does not have or is unable to secure such rights from such Third Party despite such efforts, Novartis’ rights under this Section 5.2 shall be limited to the extent of the rights of Fluidigm and its Affiliates with respect to such Core Fluidigm Patent.

5.3 Enforcement of Patents. If either party reasonably believes that a Third Party may be infringing any of the Core Fluidigm Patents or Collaboration Patents and such infringement relates to the Primary Field or Secondary Field in the Territory (“Related Infringement”), such party shall promptly notify the other party in writing, identifying the alleged infringer and the alleged infringement complained of and furnishing the information upon which such determination is based.

(a) Fluidigm shall have the first right, but not the obligation, through counsel of its choosing (reasonably acceptable to Novartis), to take any measures it deems appropriate to stop any Related Infringement of any Core Fluidigm Patent. If Fluidigm fails within ninety (90) days following notice of such infringement to take, or thereafter discontinues, or earlier notifies Novartis in writing of its intent not to take, commercially appropriate steps to remove any such Related Infringement that Novartis reasonably determines is likely to have a material adverse effect on the sale of the Novartis Licensed Products in the Primary Field or Secondary Field in the Territory, then, subject to the last sentence of this Section 5.3(a), Novartis shall have the right, but not the obligation, to do so through counsel of its choosing, but only with respect to Core Fluidigm Patent claims then licensed to Novartis; provided, however, that if Fluidigm has commenced negotiations with an alleged infringer for discontinuance of such infringement within such ninety (90) day period, Fluidigm shall have an additional ninety (90) days to conclude its negotiations before Novartis may bring suit for such infringement. For any

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Core Fluidigm Patent owned by a Third Party, in whole or in part, (e.g., it is licensed to Fluidigm by a Third Party), Fluidigm shall use its reasonable best efforts to allow Novartis to exercise its rights under this Section 5.3(a), including (i) exercising its rights under any agreement with such Third Party, (ii) taking action at the direction of Novartis in accordance with this Section 5.3(a) if Novartis itself is not permitted by such agreement to take such action directly, and (iii) obtaining any consents required by Third Parties owning Core Fluidigm Patents licensed to Fluidigm in order for Novartis to exercise its rights under this Section 5.3. If Fluidigm does not have or is unable to secure such rights from such Third Party despite such efforts, Novartis’ rights under this Section 5.3(a) shall be limited to the extent of the rights of Fluidigm and its Affiliates with respect to such Core Fluidigm Patent.

(b) Novartis shall have the first right, but not the obligation, through counsel of its choosing (reasonably acceptable to Fluidigm), to take any measures it deems appropriate to stop any Related Infringement of any Collaboration Patent solely owned by Fluidigm or Collaboration Patents owned jointly by Fluidigm and Novartis. If Novartis fails within ninety (90) days following notice of such infringement to take, or thereafter discontinues, or earlier notifies Fluidigm in writing of its intent not to take, commercially appropriate steps to remove any such Related Infringement then, if Fluidigm reasonably determines that such Related Infringement is likely to have a material adverse effect on the sale of the Novartis Licensed Products, or on Fluidigm sales for research purposes that are not prohibited by this Agreement or any Ancillary Agreement, in the Primary Field or Secondary Field in the Territory, Fluidigm shall have the right, but not the obligation, to do so through counsel of its choosing; provided, however, that if Novartis has commenced negotiations with an alleged infringer for discontinuance of such infringement within such ninety (90) day period, Novartis shall have an additional ninety (90) days to conclude its negotiations before Fluidigm may bring suit for such infringement. If Fluidigm exercises such right, Fluidigm shall obtain the written consent of Novartis prior to settling or otherwise compromising such action, consent not to be unreasonably withheld.

On an ongoing basis, the party prosecuting an action with respect to a Related Infringement under this Section 5.3 (for purposes of this Section 5.3, the “Prosecuting Party”) shall bear [***] of the costs and expenses of prosecuting the Related Infringement (including the costs and expenses of the other party in cooperating or participating in such prosecution), and the other party shall bear [***] of such costs and expenses, provided that the non-prosecuting party may elect at any time, on written notice to the Prosecuting Party, not to so share such costs and expenses, in which case the prosecuting Party shall thereafter bear all such costs and expenses. Upon reasonable request by the Prosecuting Party, the other party shall give the Prosecuting Party all reasonable information and assistance with respect to any action prosecuted by the Prosecuting Party under this Section 5.3 or any analogous action with respect to the Collaboration Patents solely owned by Novartis, including allowing the Prosecuting Party access to the other party’s files and documents and to the other party’s personnel who may have possession of relevant information and, if necessary for the Prosecuting Party to prosecute any legal action under this Section 5.3(b), and joining in the legal action as a party. Any recoveries obtained by the Prosecuting Party pursuant to this Section 5.3 shall be first used to reimburse

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each of Novartis and Fluidigm for its costs and expenses incurred by such party in securing such recoveries. Any remaining recoveries, after deducting such costs and expenses, shall be retained or paid, as applicable, as follows: the parties shall apportion such remaining recoveries in the same proportion as the parties were responsible for paying cost and expenses for that action.

5.4 Invalidity or Unenforceability Defenses or Actions. If a Third Party asserts, as a defense or as a counterclaim in any infringement action under Section 5.3, that any Core Fluidigm Patent, Collaboration Patent solely owned by Fluidigm or Collaboration Patent owned jointly by Fluidigm and Novartis is invalid or unenforceable, then the party pursuing such infringement action shall promptly give written notice to the other party. The party pursuing such infringement action shall have the first right, but not the obligation, through counsel of its choosing (reasonably acceptable to the other party), to respond to such defense or defend against such counterclaim (as applicable); provided, however, that such defending party shall obtain the written consent of the other party prior to settling or otherwise compromising such defense or counterclaim. If the party pursuing such infringement action determines not to respond to such defense or defend against such counterclaim (as applicable), the other party shall, at its sole cost and expense, respond to such defense or defend against such counterclaim (as applicable); provided, however, that such defending party shall obtain the written consent of the other party prior to settling or otherwise compromising such defense or counterclaim. If a Third Party asserts, in a declaratory judgment action or similar action or claim filed by such Third Party, that any Core Fluidigm Patent, Collaboration Patent solely owned by Fluidigm or Collaboration Patent owned jointly by Fluidigm and Novartis is invalid or unenforceable (and such action relates to the Primary Field or the Secondary Field), then the party first becoming aware of such action or claim shall promptly give written notice to the other party. Fluidigm shall have the first right, but not the obligation, through counsel of its choosing, to defend against such action or claim with respect to any Core Fluidigm Patent, and Novartis shall have the first right, but not the obligation, through counsel of its choosing, to defend against such action or claim with respect to any Collaboration Patent solely owned by Fluidigm or Collaboration Patent owned jointly by Fluidigm and Novartis (such party, as applicable, the “Defending Party”); provided, however, that the Defending Party shall obtain the written consent of the other party prior to settling or otherwise compromising such defense or counterclaim. If the Defending Party determines not to assume such defense, the other party shall, at its sole cost and expense, defend against such claim, suit or action (and shall thereupon become the “Defending Party,” and the prior Defending Party shall become the “other party,” with respect thereto); provided, however, that the Defending Party shall obtain the written consent of the other party prior to ceasing to defend, settling or otherwise disposing of any such claim, suit or action. Upon reasonable request by the Defending Party, the other party shall give the Defending Party all reasonable information and assistance with respect to any action defended by the Defending Party under this Section 5.4 or any analogous action with respect to the Collaboration Patents solely owned by the Defending Party, including allowing the Defending Party access to the other party’s files and documents and to the other party’s personnel who may have possession of relevant information and, if necessary for the Defending Party to defend any legal action under this Section 5.4, joining in the legal action as a party. Fluidigm shall use its reasonable best efforts to obtain any

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consents required by Third Parties owning Fluidigm Patents licensed to Fluidigm in order for Novartis, when acting as the Defending Party (or as the defending arty in a counterclaim or defense in any infringement action under Section 5.3, as described hereinabove), to defend against such claim, suit or action, but if Fluidigm is unable to obtain such consents, Novartis may not act as the Defending Party with respect to such Fluidigm Patents.

5.5 Infringement of Third Party Rights.

(a) Third Party Infringement. If, in the opinion of Novartis, the Exploitation of the Novartis Licensed Products in the Primary Field or Secondary Field infringes or misappropriates (or would infringe or misappropriate) any Patent or any other intellectual property right of a Third Party in any country, then Novartis shall have the first right, but not the obligation, through counsel of its choosing, to negotiate and obtain a license from such Third Party to Exploit the Novartis Licensed Products in the Primary Field or Secondary Field. If Novartis notifies Fluidigm that it declines to do so, or if Novartis fails to do so within a reasonable time following a request from Fluidigm, Fluidigm shall have the right to obtain such a license at its own expense.

(b) Third Party Litigation. If a Third Party institutes a Patent, or other intellectual property suit against either party or its Affiliates or sublicensees during the term of this Agreement, alleging that either party’s Exploitation of the Novartis Licensed Products in the Primary Field or the Secondary Field infringes one or more Patent, Trademark, trade secret or other intellectual property rights held by such Third Party (an “Infringement Suit”) then notwithstanding any control provisions set forth in ARTICLE VIII to the contrary, Novartis shall have the first right, but not the obligation, to assume direction and control of the defense of claims arising therefrom (including the right to settle such claims, subject to the prior written approval of Fluidigm, which shall not be unreasonably withheld), except in the case in which (i) the suit is against Fluidigm or its Affiliates or sublicensees and relates to a Novartis Licensed Product that none of Novartis, its Affiliates or sublicensees is then commercializing and (ii) Novartis does not have any obligation to indemnify any Fluidigm Party, in which case Fluidigm shall have the first such right (including the right to settle such claims, subject to the approval of Novartis, which shall not be unreasonably withheld). If the party with the first right under this clause (b) determines not to assume such direction and control, the other party may defend against such claims; provided, however, that such other party shall obtain the written consent of the first party prior to ceasing to defend, settling or otherwise disposing of such claims. Losses associated with such Infringement Suit shall be allocated in accordance with ARTICLE VIII or the indemnities set forth in the Collaboration Agreement or the Supply Agreement, in each case if applicable.

(c) Cooperation. If a Third Party institutes a Patent, or other intellectual property suit against either party or its Affiliates during the term of this Agreement, Fluidigm will promptly make available to Novartis, free of charge, all information in its possession or control that it is aware will assist Novartis in responding to any such action, claim or suit under this Section 5.5.

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(d) Retained Rights. Nothing in this Section 5.5 shall prevent either party, at its own expense, from obtaining any license or other rights from Third Parties it deems appropriate in order to permit the full and unhindered exercise of its rights under this Agreement.

ARTICLE VI

Confidentiality and Nondisclosure

6.1 Restricted Fluidigm Information. Fluidigm recognizes that Novartis has an interest in Fluidigm’s retention in confidence of the Fluidigm Know-How and the Collaboration Know-How. Accordingly, until the expiration or termination of this Agreement, Fluidigm shall, and shall cause its Affiliates and their respective officers, directors, employees and agents to, keep completely confidential, and not publish or otherwise disclose (except as set forth below in this section), and not use for any purpose in the Primary Field or Secondary Field (except for uses expressly permitted under this Agreement or any Ancillary Agreement, which uses for clarity shall be subject to the restrictions on use set forth in this Agreement or any Ancillary Agreement) any Fluidigm Know-How relating to the Primary Field or Secondary Field or Collaboration Know-How (the “Restricted Information”); provided that the “Restricted Information” shall not include any Fluidigm Know-How or Collaboration Know-How to the extent (a) it is in the public domain through no fault of Fluidigm, its Affiliates or any of their respective officers, directors, employees or agents, (b) its disclosure or use by Fluidigm would be expressly permitted under Section 6.3 if it were Confidential Information of Novartis, or (c) its disclosure or use by Fluidigm is otherwise expressly permitted by the terms of this Agreement or any Ancillary Agreement. Fluidigm shall ensure that each of its and its Affiliates’ employees is bound by a written confidentiality agreement that is comparable to the protection of the Restricted Information in the provisions set forth in this ARTICLE VI. Novartis shall ensure that each of its and its Affiliates’ employees who is involved in the performance of Novartis’ obligations or exercise of Novartis’ rights under this Agreement or any Ancillary Agreement is bound by a written confidentiality agreement that is comparable to the protection of the Restricted Information in the provisions set forth in this ARTICLE VI. If Fluidigm becomes aware of any disclosure of any Restricted Information or Novartis Confidential Information in violation of this Agreement, Fluidigm shall promptly notify Novartis. If Novartis becomes aware of any disclosure of any Restricted Information or other Fluidigm Confidential Information in violation of this Agreement, Novartis shall promptly notify Fluidigm. For the avoidance of doubt, the treatment of Confidential Information that is also Restricted Information is governed by the terms of this Section 6.1 while the treatment of Confidential Information that is not also Restricted Information is governed by Section 6.2. Notwithstanding the above restriction on Fluidigm’s disclosure of Restricted Information, to the extent any Restricted Information also applies to Fluidigm’s business outside of the Primary Field or Secondary Field, Fluidigm shall be entitled to disclose Restricted Information in the normal course of, and under such terms as Fluidigm customarily requires in, such other Fluidigm business, including obligations of confidentiality comparable to the provisions set forth in this ARTICLE VI. For clarity, except (i) as set forth in this Agreement or any Ancillary Agreement with respect to Collaboration Know-How and Collaboration Patents, and (ii) as otherwise expressly set forth in this Agreement or any Ancillary Agreement, there are no restrictions on Fluidigm in this

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Agreement with respect to its Exploitation, outside of the Primary Field and the Secondary Field, of Fluidigm Methods, Fluidigm Patents, or any other Information and Inventions and intellectual property rights Controlled by Fluidigm.

6.2 Confidentiality Generally. At all times during the term of this Agreement and for the applicable confidentiality period specified herein below, each party (the “Receiving Party”) shall, and shall cause its officers, directors, employees, agents, Affiliates and (sub)licensees to, keep confidential and not publish or otherwise disclose and not use, directly or indirectly, for any purpose, any Confidential Information provided to it by or on behalf of the other party (the “Disclosing Party”), except to the extent such disclosure or use is otherwise expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of such party’s obligations under this Agreement, or any Ancillary Agreement. Fluidigm shall ensure that each of its and its Affiliates’ employees is bound by a written confidentiality agreement that is comparable to the protection of the Confidential Information of Novartis in the provisions set forth in this ARTICLE VI. Novartis shall ensure that each of its and its Affiliates’ employees who is involved in the performance of Novartis’ obligations or exercise of Novartis’ rights under this Agreement or any Ancillary Agreement is bound by a written confidentiality agreement that is comparable to the protection of the Confidential Information of Fluidigm in the provisions set forth in this ARTICLE VI. The confidentiality period for regulatory information (e.g., clinical trial data) shall be seven (7) years following termination or expiration of this Agreement, and the confidentiality period for all other information shall be five (5) years following disclosure.

6.3 Permitted Disclosures. Each party may disclose Confidential Information of the other party to the extent that such disclosure is:

(a) made in response to a valid order of a court of competent jurisdiction or other competent authority; provided, however, that the Receiving Party shall first have given notice to the Disclosing Party and given the Disclosing Party a reasonable opportunity to quash any such order or obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or authority or, if disclosed, be used only for the purpose for which the order was issued; and provided further that if such order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in response to such court or governmental order;

(b) made by Novartis or any of its Affiliates or sublicensees to a regulatory authority as may be necessary or useful in connection with any filing, application or request for regulatory approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

(c) made by a party to a patent authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a Patent (consistent with the terms and

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conditions of ARTICLE V); provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

(d) otherwise required by law; provided, however, that if either party is required to disclose Confidential Information of the other party, the party required to make the disclosure shall (i) provide to the other party reasonable advance notice of and an opportunity to comment on any such required disclosure, (ii) if requested by the other party, seek confidential treatment with respect to any such disclosure to the extent available, and (iii) use good faith efforts to incorporate the comments of the other party in any such disclosure or request for confidential treatment; or

(e) made by a party or its Affiliates or (sub)licensees to Third Parties as may be reasonably necessary in connection with its performance of its obligations or the exercise of its rights herein, including subcontracting or sublicensing transactions in connection therewith.

6.4 Exclusions. Notwithstanding the foregoing, Confidential Information shall not include any information that: (a) is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the Receiving Party; (b) can be demonstrated by documentation or other competent proof to have been in the Receiving Party’s or its Affiliates’ possession, without confidentiality restriction, prior to disclosure by the Disclosing Party; (c) is subsequently received by the Receiving Party or its Affiliates, without confidentiality restriction, from a Third Party or a (sub)licensee who is not bound by any obligation of confidentiality with respect to said information; (d) is generally made available to Third Parties by the Disclosing Party without restriction on disclosure; or (e) is independently developed by or for the Receiving Party or its Affiliates without reference to the Disclosing Party’s Confidential Information or, as to Novartis as the Receiving Party, the Restricted Information.

6.5 Confidentiality of Terms of Agreement. The parties both agree that the terms of this Agreement are the Confidential Information of each party, and they each shall keep such terms confidential and not disclose this Agreement, except as otherwise provided herein. Notwithstanding the foregoing, the parties acknowledge and agree that either party may be required by Applicable Law (including by any court or other governmental body) to disclose this Agreement, or the terms hereof, in whole or in part, and in such case, such party shall notify the other party in writing and shall provide the other party with at least seven (7) business days to request redactions thereof prior to making such filing or disclosure. The Disclosing Party shall seek confidential treatment of any such proposed redactions timely made and use reasonable efforts to procure confidential treatment of such proposed redactions pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, in each case as amended, and the rules, regulations and guidelines promulgated thereunder, or any other Applicable Law or the rules, regulations or guidelines promulgated thereunder, but provided that neither party shall unreasonably withhold its consent in a manner that would prevent the other party from making such public disclosures as it, on advice of counsel, must make to comply with Applicable Law.

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In addition, each party shall be entitled to disclose the terms of this Agreement under obligations of confidentiality comparable to those set forth in this Agreement (a) to legal counsel of the parties, accountants, and other professional advisors; (b) banks, investors and other financing sources; or (c) to Third Parties with whom a party is engaged in an actual or prospective merger or acquisition or similar transaction. Each party shall also be entitled to disclose such portions of this agreements as are necessary (i) to enforce this Agreement or its rights under this Agreement; or (ii) during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties and so long as (1) the restrictions are embodied in a court-entered protective order limiting disclosure to outside counsel and (2) the disclosing party informs the other party in writing at least ten (10) business days in advance of the disclosure and discusses the nature and contents of the disclosure, in good faith, with the other party.

6.6 Use of Name. Neither party shall disclose or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other party or its Affiliates in any publication, press release, promotional material or other form of publicity without the prior written consent of the other party (which shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, Novartis and its Affiliates and (sub)licensees shall have the right to use in a reasonable manner the name of Fluidigm and its Affiliates to the extent (a) that Novartis is required by Applicable Law to identify Fluidigm or its applicable Affiliate as having developed or manufactured Novartis Licensed Products sold in the Primary Field or Secondary Field, in the Territory or (b) subject to the consent of Fluidigm, not to be unreasonably withheld, as requested by Novartis in connection with its Exploitation of the Novartis Licensed Products.

6.7 Press Releases. If either party desires to issue a press release announcing the parties’ execution of this Agreement, the parties shall negotiate in good faith a mutually acceptable press release that may be issued by such party, consent not to be unreasonably withheld. Except pursuant to the immediately preceding sentence or Section 6.5, no public announcement or press release concerning this Agreement, its subject matter or the transactions described herein, negotiations and discussions thereof, or any other agreement between the parties, whether contemplated, negotiated or executed, shall be made, either directly or indirectly, by either party or their respective Affiliates. Notwithstanding the foregoing, Fluidigm shall be entitled to disclose to Third Parties, in confidence, that “Fluidigm has entered into an exclusive relationship with a multinational diagnostic company for development of certain tests in prenatal and women’s health”. In addition, Fluidigm shall be entitled to disclose the definitions of the Primary Field and Secondary Field to the extent necessary to fulfill its obligations under this Agreement (e.g., in restrictive portions of its sales or license agreements with Third Parties).

6.8 Publications and Presentations. Fluidigm shall not make or otherwise disclose any Publication (as defined below) without Novartis’ prior written approval, other than Publications that have been submitted for publication prior to the effective date of the Collaboration Agreement and disclosed to Novartis prior to the effective date of the Collaboration Agreement. “Publication” shall mean any publication, presentation or disclosure

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to a Third Party that contains material (including abstracts, scientific posters and presentations) related to any Collaboration Activity or any research and development related to the Primary Field or Secondary Field conducted by Fluidigm prior to the effective date of the Collaboration Agreement.

ARTICLE VII

Term and Termination

7.1 Term. This Agreement shall commence upon the Effective Date and shall continue until the earlier of (a) termination in accordance with this ARTICLE VII or (b) on a country-by-country basis, the expiration of the last to expire Fluidigm Patent covering the sale of the applicable Novartis Licensed Product in such country (the “Term”).

7.2 Termination of this Agreement for Material Breach. Any material breach by a party of any of its material obligations contained in this Agreement, shall entitle the party not in breach to give to the party in breach notice specifying the nature of the breach, requiring the breaching party to cure such breach, and stating its intention to terminate if such breach is not cured. If such breach is not cured within thirty (30) days (the “Cure Period”) after the receipt of such notice (or, if such breach cannot be cured within such thirty (30) day period, if the party in breach does not commence actions to cure such breach within the Cure Period and thereafter diligently continue such actions until the breach is fully cured), the party not in breach shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement.

7.3 Termination Upon Insolvency. Either party may terminate this Agreement if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that party or of its assets, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of its creditors.

7.4 Additional Termination Rights. Novartis shall have the following additional termination rights: (a) Novartis may, in its sole discretion, terminate this Agreement upon thirty (30) days’ prior written notice to Fluidigm, and (b) if a Third Party institutes an Infringement Suit, Novartis may, upon written notice to Fluidigm, terminate this Agreement immediately.

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7.5 Consequences of Expiration or Termination.

(a) If this Agreement terminates for any reason, the Ancillary Agreements shall terminate automatically as of the same date except as otherwise expressly provided in this Section 7.5.

(b) If this Agreement expires with respect to a given country, the licenses granted to Novartis under this Agreement shall remain in effect and such licenses with respect to such country shall be fully paid-up (except as otherwise provided in the last sentence of this clause (b)) and shall extend to the Exploitation of all products in the Primary Field and the Secondary Field, whether or not they use the Fluidigm Chips and Fluidigm Instruments, provided, however, that Novartis shall have no right to manufacture or have manufactured any Fluidigm Chips and Fluidigm Instruments, or any other Fluidigm products, under this Agreement and any supply of any Fluidigm Chips and Fluidigm Instruments to Novartis shall be subject to a supply agreement with Fluidigm. If Novartis elects to exercise such license with respect to such country using chips or instruments other than Fluidigm Chips or Fluidigm Instruments, Novartis and Fluidigm shall negotiate a reasonable royalty rate that would apply to such exercise.

(c) If Novartis terminates this Agreement pursuant to Section 7.2 or Section 7.3, the licenses granted to Novartis under this Agreement shall remain in effect and such licenses shall be fully paid-up (except as otherwise provided in the last sentence of this clause (c)) and shall extend to the Exploitation of all products in the Primary Field and the Secondary Field, whether or not they use the Fluidigm Chips and Fluidigm Instruments, provided, however, that Novartis shall have no right to manufacture or have manufactured any Fluidigm Chips and Fluidigm Instruments, or any other Fluidigm products, under this Agreement and any supply of any Fluidigm Chips and Fluidigm Instruments to Novartis shall be subject to a supply agreement with Fluidigm. If Novartis elects to exercise such license using chips or instruments other than Fluidigm Chips or Fluidigm Instruments, Novartis and Fluidigm shall negotiate a reasonable royalty rate that would apply to such exercise.

(d) (i) If Novartis terminates this Agreement pursuant to Section 7.4(a), then, subject to the buy-back mechanism described in Section 7.5(e) below, Novartis shall retain its licenses under this Agreement in the Secondary Field (which shall be fully paid-up) but its licenses under this Agreement in the Primary Field shall be limited to research purposes (i.e., no clinical applications).

(ii) If Novartis terminates this Agreement pursuant to Section 7.4(b) then, subject to the buy-back mechanism described in Section 7.5(e) below, Novartis shall retain its licenses under this Agreement and such licenses shall be fully paid-up (except as provided in the last sentence of this clause (ii)) and shall extend to all products, whether or not they use the Fluidigm Chips and Fluidigm Instruments; provided, however, that Novartis shall have no right to manufacture or have manufactured made Fluidigm Chips and Fluidigm Instruments, or any other Fluidigm products, and any supply of Fluidigm Chips and Fluidigm Instruments shall be subject to a supply agreement with Fluidigm. If Novartis elects to exercise such license using chips or instruments other than Fluidigm Chips or

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Fluidigm Instruments, Novartis and Fluidigm shall negotiate a reasonable royalty rate that would apply to such exercise.

(e) If Fluidigm has complied with its diligence obligations under the Collaboration Agreement during Phase 2 and Phase 3 and Novartis terminates this Agreement pursuant to Section 7.4, Fluidigm may terminate the licenses granted by Fluidigm to Novartis under this Agreement with respect to the Primary Field (and if agreed by the parties, the Secondary Field) and, subject to any purchase under Section 7.5(f), purchase from Novartis the additional rights and licenses with respect to the Novartis Licensed Products as described below, collectively, upon payment of the Repurchase Price (as defined below). If Fluidigm desires to do so, then within six (6) months following the termination of this Agreement, Fluidigm may notify Novartis in writing and the parties shall negotiate in good faith to determine the Repurchase Price. The “Repurchase Price” shall not be less than the aggregate amount paid by Novartis to Fluidigm hereunder and under the Collaboration Agreement (including milestones and the licensee fee paid by Novartis and costs incurred by Novartis that are related to the Collaboration Activities or its activities under this Agreement, including any patent maintenance and enforcement costs for the Collaboration Patents or the Licensed Patents). Upon payment of the Repurchase Price, Novartis shall grant to Fluidigm a worldwide, royalty-bearing exclusive license, with the right to sublicense, under any Patents solely owned by Novartis that claim the Collaboration Information and Inventions to Exploit the Novartis Licensed Products in the Primary Field (and if agreed by the parties, the Secondary Field) that as are then being marketed or developed by Novartis on commercially reasonable terms to be negotiated in good faith by the Parties upon any such termination. Such license to Fluidigm shall also include the right to use clinical and regulatory data and information generated by Novartis for regulatory purposes relating to the applicable Novartis Licensed Products in the Primary Field (and, if applicable, in the Secondary Field). Novartis shall promptly transfer and assign to Fluidigm all of its right, title and interest in and to all US and foreign regulatory submissions and regulatory approvals with respect to such Novartis Licensed Products and all device master files and device dossiers with respect to the Novartis Licensed Products (other than those related to manufacturing facilities), to the extent relating solely to the Primary Field (and if applicable, the Secondary Field).

(f) If Novartis terminates the Collaboration Agreement for any reason (other than for Fluidigm’s material breach of the Collaboration Agreement or a Change of Control of Fluidigm in which at least one Acquiring Entity is a Primary Field Competitor) during Phase 2 or Phase 3 of the Collaboration Activities, then, subject to the buy-back mechanism described below, Novartis shall retain its licenses under this Agreement in the Secondary Field but its licenses under this Agreement in the Primary Field shall be limited to research purposes (i.e., no clinical applications). In addition, subject to any purchase under Section 7.5(e), if Fluidigm has complied with its diligence obligations under the Collaboration Agreement during Phase 2 and Phase 3, Fluidigm may terminate the licenses granted by Fluidigm to Novartis under this Agreement with respect to the Primary Field (and if agreed by the parties, the Secondary Field) and purchase from Novartis the additional rights and licenses with respect to the Novartis Licensed Products as described below, collectively, upon payment of the Repurchase Price (as defined below). If Fluidigm desires to do so, then within six (6) months following the termination of the Collaboration Agreement, Fluidigm may notify Novartis in writing and the parties shall negotiate in good faith to determine the Repurchase Price. The “Repurchase Price” shall not be less than the aggregate amount paid by Novartis to Fluidigm hereunder and under the Collaboration Agreement (including milestones and the licensee fee paid by Novartis and costs incurred by Novartis that are related to the Collaboration Activities or its activities under this Agreement, including any patent maintenance and enforcement costs for the Collaboration Patents or the Licensed Patents). Upon payment of the Repurchase Price, Novartis shall grant to Fluidigm a worldwide, royalty-bearing exclusive license, with the right to sublicense, under any Patents solely owned by Novartis that claim the Collaboration Information and Inventions to Exploit the Novartis Licensed Products in the Primary Field (and if agreed by the parties, the Secondary Field) that are then being marketed or developed by Novartis on commercially reasonable terms to be negotiated in good faith by the Parties upon any such termination. Such license to Fluidigm shall also include the right to use clinical and regulatory data and information generated by Novartis for regulatory purposes relating to the applicable Novartis Licensed Products in the Primary Field (and, if applicable, in the Secondary Field). Novartis shall promptly transfer and assign to Fluidigm all of its right, title and interest in and to all US and foreign regulatory submissions and regulatory approvals with respect to such Novartis Licensed Products and all device master files and device dossiers with respect to the Novartis Licensed Products (other than those related to manufacturing facilities), to the extent relating to the Primary Field (and if applicable, the Secondary Field).

(g) If Fluidigm terminates this Agreement pursuant to Section 7.2 or Section 7.3, all licenses granted to Novartis hereunder shall automatically terminate.

(h) In the case of termination of the licenses granted to Novartis under this Agreement, Novartis (and its Affiliates and sublicensees) shall have the right for six (6) months after the effective date of such termination to dispose of all Novartis Licensed Products then in its inventory, as though this Agreement had not terminated. For the avoidance of doubt, Novartis shall continue to make any payments to Fluidigm with respect to such inventory to the extent required under the Supply Agreement.

(i) Each party shall, and shall cause its Affiliates to, cooperate with the other party in transferring to the other party, within sixty (60) days of the expiration or termination date of this Agreement, all Confidential Information of the other party in the Territory, except that (i) each party may retain one (1) copy of such data, files or materials for its records and for the purpose of performing any obligations under this Agreement that may survive such termination or expiration and (ii) Novartis may retain the Confidential Information of Fluidigm as reasonably necessary to exercise its retained rights pursuant to this Section 7.5.

7.6 Remedies. Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity.

7.7 Accrued Rights; Surviving Obligations.

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(a) Accrued Rights. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a party prior to such termination or expiration. Such termination or expiration shall not relieve a party from obligations that are expressly indicated to survive the termination or expiration of this Agreement pursuant to this Section 7.7.

(b) Survival. Without limiting the foregoing, Sections 2.3 (solely for so long as Novartis continues to develop or commercialize Novartis Licensed Products under any license surviving the expiration or termination of this Agreement as set forth in Section 7.5), 2.5 (solely for so long as the Supply Agreement remains in effect or Novartis has the right to enter into the Supply Agreement), 3.1(a) and (b) (solely with respect to any license that survives expiration or termination of this Agreement as set forth in Section 7.5), 5.1, 5.3 through 5.5 (solely to the extent Novartis retains an exclusive license after the expiration or termination of this Agreement), 6.2 to 6.7, 6.8 (solely to the extent Novartis retains an exclusive license after the expiration or termination of this Agreement), 7.5, 7.6, 7.8, and this Section 7.7, and ARTICLES VIII and X shall survive the expiration or termination of this Agreement for any reason.

7.8 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Novartis or Fluidigm are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code. The parties agree that the parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either party under the United States Bankruptcy Code, the party hereto that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject party’s written request therefor, unless the party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the party subject to such proceeding upon written request therefor by the non-subject party.

ARTICLE VIII

Indemnity; Limitation of Liability

8.1 Indemnification of Fluidigm. In addition to any other remedy available to Fluidigm, Novartis shall indemnify, defend and hold harmless Fluidigm, its Affiliates and its and their respective directors, officers and employees (each a “Fluidigm Party”) in full and on demand, from and against any and all direct or indirect liabilities or expenses, including interest, penalties, and reasonable lawyers’ fees (as set forth in Section 8.5(b)) and disbursements (collectively, “Losses”) incurred by them to the extent resulting from or arising out of or in

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connection with any claims or allegations made or suits, actions or proceedings brought by a Third Party (collectively, “Third Party Claims”, other than Third Party Infringement Claims (which are the subject of Section 8.3), against any Fluidigm Party that arise out of or result from: (a) any intentional misconduct or negligence on the part of Novartis or any of its Affiliates or sublicensees in performing any activity contemplated by this Agreement, or the breach of any provision of this Agreement by Novartis; or (b) the Exploitation of an Novartis Licensed Product by or on behalf of Novartis or any of its Affiliates or sublicensees, except, in each case ((a), or (b)), (i) for any Losses for which Fluidigm has an obligation to indemnify any Novartis Party pursuant to Section 8.2, as to which Loss each party shall indemnify the other to the extent of their respective liability for such Loss, (ii) to the extent such Losses arise out of or result from the intentional misconduct or negligence of a Fluidigm Party, or the breach of any provision of this Agreement by Fluidigm, and (iii) to the extent Fluidigm has an obligation to indemnify a Novartis Party for any such Losses pursuant to an Ancillary Agreement.

8.2 Indemnification of Novartis. In addition to any other remedy available to Novartis, Fluidigm shall indemnify, defend and hold harmless Novartis, its Affiliates and its sublicensees and its and their respective directors, officers and employees (each a “Novartis Party”) in full and on demand, from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with any Third Party Claims, other than Third Party Infringement Claims (which are the subject of Section 8.3), against any Novartis Party that arise out of or result from:

(a) (i) any intentional misconduct or negligence on the part of Fluidigm or its Affiliates in performing any activity contemplated by this Agreement, or the breach of any provision of this Agreement by Fluidigm; or (ii) the Exploitation of any Fluidigm Instrument, Fluidigm Chip, or the Fluidigm System by or on behalf of Fluidigm or any of its Affiliates, which claim(s) is based on acts or omissions occurring or failing to occur, in whole or in part, prior to the Effective Date, including any violation of Applicable Law in connection with such Exploitation and any Third Party Claims that allege that the claimant has suffered personal injury or death as a result of the use of any of the foregoing sold or distributed by or on behalf of Fluidigm or any of its Affiliates prior to the Effective Date; except, in each case ((i)) and (ii)), (A) for any Losses for which Novartis has an obligation to indemnify any Fluidigm Party pursuant to Section 8.1, as to which Loss each party shall indemnify the other to the extent of their respective liability for such Loss, (B) to the extent such Losses arise out of or result from the intentional misconduct or negligence of a Novartis Party, or the breach of any provision of this Agreement or any Ancillary Agreement by Novartis, and (C) to the extent Novartis has an obligation to indemnify a Fluidigm Party for any such Losses pursuant to an Ancillary Agreement, or

(b) (i) the Exploitation of any Fluidigm Instrument, Fluidigm Chip, or Fluidigm Licensed Product by or on behalf of Fluidigm or its Affiliates or (sub)licensees (excluding such Exploitation by Novartis, its Affiliates, and its (sub)licensees) (A) anywhere in the world following termination of this Agreement in its entirety or (B) in one or more countries following termination of this Agreement with respect to such country(ies), in each case ((A) and

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(B)) including claims that result from any violation of Applicable Law in connection with such Exploitation or allege that the claimant has suffered personal injury or death as a result of the use of any of the foregoing sold or distributed by or on behalf of Fluidigm or its Affiliates or sublicensees (excluding such sale, distribution or other Exploitation by Novartis, its Affiliates or its sublicensees) as contemplated in (A) or (B) above; (ii) the exercise by Fluidigm, its Affiliates or (sub)licensees (excluding such exercise by Novartis, its Affiliates, and sublicensees) of rights under any license or right of reference granted by Novartis to Fluidigm under this Agreement or following or in connection with termination of this Agreement in its entirety or with respect to one or more country(ies); or (iii) the use by or on behalf of Fluidigm, its Affiliates, or (sub)licensees (excluding such use by Novartis, its Affiliates, and (sub)licensees) of the Regulatory Documentation, regulatory approvals, or other information transferred or made available, if any, by or on behalf of Novartis or any of its Affiliates to Fluidigm following or in connection with termination of this Agreement in its entirety or with respect to one or more country(ies).

8.3 Third Party Infringement Claims. Any Third Party Claims, to the extent arising out of or resulting from infringement of any Third Party intellectual property rights, including Patents, by the Exploitation of the Novartis Licensed Products (x) by or on behalf of Novartis (or its Affiliates or (sub)licensees) pursuant to this Agreement or the Supply Agreement, or (y) by or on behalf of Fluidigm (or its Affiliates or (sub)licensees) in performing its obligations under this Agreement or the Supply Agreement (“Third Party Infringement Claims”), and any Losses resulting from or arising out of or in connection with any such Third Party Claim (such Losses, collectively, “Third Party Infringement Losses”) shall be treated as follows:

(a) Novartis shall indemnify, defend and hold harmless each Fluidigm Party on demand, from and against any and all Third Party Infringement Losses arising out of or in connection with or resulting from any Third Party Infringement Claims, to the extent arising or resulting from (i) any Excluded Cause, any Additional Excluded Item, any Novartis Licensed Product that does not include Fluidigm Core Technology or a breach by Novartis of this Agreement or a breach by Novartis of the Supply Agreement, in each case in full or (ii) any other cause, excluding a breach by Fluidigm of this Agreement or a breach by Fluidigm of any Knowledge representation in the Supply Agreement that the sale to Novartis of any Fluidigm Products does not infringe any intellectual property rights of Third Parties; provided, however, that in the case of clause (ii), such obligation shall be limited so that Novartis bears only [***] of such Losses and Fluidigm bears [***] of such Losses.

(b) Fluidigm shall indemnify, defend and hold harmless each Novartis Party on demand, from and against any and all Third Party Infringement Losses arising out of or in connection with or resulting from any Third Party Infringement Claims, to the extent arising or resulting from (i) a breach by Fluidigm of this Agreement or a breach by Fluidigm of any Knowledge representation in the Supply Agreement that the sale to Novartis of any Fluidigm Products does not infringe any intellectual property rights of Third Parties, in each case in full or (ii) any other cause, excluding any Excluded Cause, any Additional Excluded Item or any Novartis Licensed Product that does not include Fluidigm Core Technology, or a breach by

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Novartis of this Agreement or a breach by Novartis of the Supply Agreement; provided, however, that in the case of clause (ii), such obligation shall be limited so that Fluidigm bears only [***] of such Losses and Novartis bears [***] of such Losses.

“Excluded Causes” shall mean (i) modification of the Fluidigm Technology by Novartis, its Affiliates or sublicensees unless Fluidigm has been notified of such modification in writing and fails to reasonably object to such modification by written notice to Novartis within sixty (60) days following such notification; (ii) the combination by Novartis, its Affiliates, its sublicensees and their respective customers of Fluidigm Technology with any product or item not provided by or on behalf of Fluidigm or any of its Affiliates unless Fluidigm has been notified of such combination in writing and fails to reasonably object to such combination by written notice to Novartis within sixty (60) days following such notification; (iii) Fluidigm’s compliance with Novartis’ specifications or designs if, prior to such compliance, Fluidigm reasonably objects to such compliance by written notice to Novartis; or (iv) any name or mark included on a Novartis Licensed Product not applied by Fluidigm (or applied at Novartis’ request).

In addition, Fluidigm shall have no liability or obligation under Section 8.2 or this Section 8.3 with respect to items incorporated into Fluidigm Products at Novartis’ request (and in the manner specified by Novartis, if Novartis has specified a manner in writing), including reagents and mastermixes if, prior to such incorporation, Fluidigm reasonably objects to such incorporation by written notice to Novartis within thirty (30) days of such request (“Additional Excluded Items”).

8.4 Notice of Claim. An Indemnified Party shall give the Indemnifying Party prompt written notice of any Loss or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 8.1, 8.2 or 8.3. The Indemnifying Party shall not be liable for any Loss that results from any delay in providing such notice. Such notice shall contain a description of the claim and the nature and amount of the Loss claimed (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any such Loss.

8.5 Indemnification Procedures. The obligations of an Indemnifying Party under this ARTICLE VIII shall be governed by and contingent upon the following:

(a) Assumption of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within fourteen (14) days after receipt of notice pursuant to Section 8.4. Such assumption shall not be construed as an acknowledgement of liability or a waiver of any defenses (and the Indemnifying Party shall be reimbursed by the Indemnified Party in the case in which the Indemnifying Party is not liable under this ARTICLE VIII).

(b) Control of Defense. Upon the assumption of the defense of a Third Party Claim by the Indemnifying Party, such party may appoint lead counsel in the defense of

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the Third Party Claim, which shall be reasonably acceptable to the Indemnified Party, and except as expressly provided in this Section 8.5(b), the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim. The Indemnified Party shall be entitled to participate in, but not control, the defense of a Third Party Claim and to retain counsel of its choice for such purpose at its expense unless the interests of the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under Applicable Law, ethical rules or equitable principles, in which latter case such retention shall be at the expense of the Indemnifying Party.

(c) Settlement. With respect to all Losses resulting from or arising out of or in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of a Third Party Claim in accordance with Section 8.5(a), (i) the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Losses, provided that it obtains the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed and (ii) no Indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, any such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

(d) Cooperation. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party that is a party to this Agreement shall, and shall cause each of its Affiliates and each of their respective directors, officers, employees and agents to reasonably cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making the Indemnified Party, its Affiliates and its and their respective directors, officers, employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided, and the Indemnifying Party shall reimburse the Indemnified Party for all of its related reasonable out-of-pocket expenses.

(e) Expenses. Except as expressly provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim and reimbursable as set forth in this ARTICLE VIII shall be reimbursed on a calendar quarter basis by the Indemnifying Party (subject to Section 8.3), without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

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(f) Collaboration Agreement. Notwithstanding any provision of this Agreement, to the extent that any Losses or Third Party Claim is subject to a party’s indemnity obligation in Section 10 of the Collaboration Agreement, such Losses or Third Party Claim shall not be subject to such party’s indemnity obligation in this Section 8 of this Agreement.

8.6 Limitation on Damages; Caps.

(a) General Limitations. EXCEPT IN CIRCUMSTANCES OF RECKLESSNESS OR INTENTIONAL MISCONDUCT BY A PARTY OR ITS AFFILIATES, OR WITH RESPECT TO A PARTY’S INDEMNIFICATION OBLIGATIONS WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 8.1, 8.2 OR 8.3, NEITHER PARTY OR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS, MILESTONES OR ROYALTIES, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF RESULTING FROM (i) THE EXPLOITATION OF THE NOVARTIS LICENSED PRODUCT, OR (ii) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT. IN NO EVENT SHALL FLUIDIGM OR ANY OF ITS AFFILIATES BE LIABLE FOR COSTS OF SUBSTITUTE PRODUCTS, SERVICES, OR TECHNOLOGY.

(b) Indemnity Caps. NOVARTIS’ MAXIMUM AGGREGATE LIABILITY UNDER SECTION 8.1(a) AND THE PARALLEL INDEMNIFICATION PROVISION TO BE INCLUDED IN THE SUPPLY AGREEMENT AND FLUIDIGM’S MAXIMUM AGGREGATE LIABILITY UNDER SECTION 8.2(a)(i) AND THE PARALLEL INDEMNIFICATION PROVISION TO BE INCLUDED IN THE SUPPLY AGREEMENT, RESPECTIVELY, SHALL EQUAL [***] (THE “CAP”); PROVIDED, HOWEVER, THAT NO LOSSES RESULTING FROM SUCH PARTY’S RECKLESSNESS OR INTENTIONAL MISCONDUCT SHALL BE COVERED BY OR COUNTED TOWARDS SUCH PARTY’S CAP. IN THE CASE OF MULTIPLE APPLICABLE THIRD PARTY CLAIMS, THE CAP SHALL BE FIRST SET BASED ON THE FIRST SUCH THIRD PARTY CLAIM FILED (“TRIGGERING CLAIM”) AND SUCH CAP SHALL COVER, IN THE AGGREGATE, ALL APPLICABLE THIRD PARTY CLAIMS FILED DURING THE [***] PERIOD FOLLOWING THE FILING OF SUCH TRIGGERING CLAIM. IF AFTER THE CONCLUSION OF SUCH [***] PERIOD, A NEW APPLICABLE THIRD PARTY CLAIM IS FILED, THE CAP SHALL RESET PURSUANT TO THE PRECEDING SENTENCE BASED ON SUCH NEW APPLICABLE THIRD PARTY CLAIM, WHICH SHALL BE TREATED AS A TRIGGERING CLAIM AND THE RESET CAP SHALL APPLY TO ANY OTHER APPLICABLE THIRD PARTY CLAIMS FILED DURING THE [***] PERIOD FOLLOWING THE NEW TRIGGERING CLAIM (AND SUCH RESETTING SHALL APPLY AGAIN, IF NEEDED, AT THE CONCLUSION OF ANY SUCH NEW [***] PERIOD). These limitations, however, shall not apply to liability for personal injury, death, or physical damage to tangible property and for clarity do not apply to any Third Party Infringement Losses.

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ARTICLE IX

Representations, Warranties and Covenants

9.1 Representations, Warranties and Covenants. Each party hereby represents, warrants and covenants to the other party as of the Effective Date as follows:

(a) Such party (i) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and (ii) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party and constitutes a legal, valid and binding obligation of such party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

(b) Except as otherwise disclosed to the other party in the Side Letter, to such party’s Knowledge, there is no pending or threatened litigation (and it has not received any communication) that alleges that such party’s activities related to this Agreement have violated, or that by conducting the activities as contemplated herein such party would violate, any of the intellectual property rights of any Third Party.

(c) All necessary consents, approvals and authorizations of all regulatory and governmental authorities and other Persons required to be obtained by such party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

(d) The execution and delivery of this Agreement and the performance of such party’s obligations hereunder (i) do not conflict with or violate any requirement of applicable law or regulation or any provision of the articles of incorporation, bylaws, limited partnership agreement or any similar instrument of such party, as applicable, in any material way, and (ii) do not conflict with, violate, or breach or constitute a breach or require any consent under, any contractual obligation or court or administrative order by which such party is bound.

9.2 Additional Representations, Warranties and Covenants of Fluidigm. Fluidigm represents, warrants and covenants to Novartis that:

(a) (i) To Fluidigm’s Knowledge as of the Effective Date, except as disclosed in the Side Letter, the Core Fluidigm Know-How, Regulatory Documentation and any other data, clinical studies and other Information and Inventions in its or its Affiliates’ possession or Control in each case relating to the Core Fluidigm Technology that Fluidigm has made available to Novartis is not materially incomplete or inaccurate, and (ii) Fluidigm will make available to Novartis the Core Fluidigm Know-How, Regulatory Documentation and any other data, clinical studies and other Information and Inventions in its or its Affiliates’

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possession or Control relating to the Core Fluidigm Technology as set forth in Section 2.4, and, to Fluidigm’s Knowledge, as of the time of delivery, all such Core Fluidigm Know-How and other Information and Inventions that Fluidigm delivers pursuant to Section 2.4 will not be materially incomplete or inaccurate.

(b) To Fluidigm’s Knowledge as of the Effective Date, Fluidigm has disclosed all material adverse information with respect to the Core Fluidigm Technology, which information is Known to Fluidigm as of the Effective Date. For the purpose of this Section 9.2(b), “material adverse information” [***].

(c) Fluidigm is the sole and exclusive owner of all right, title and interest in and to the Patents listed as “Owned” on Schedule 9.2(c) (the “Owned Core Fluidigm Patents”), and except as provided in Schedule 9.2(c), as of the Effective Date such rights are not subject to any encumbrance, lien or claim of ownership by any Third Party. Fluidigm is the licensee of and Controls rights, title and interest in and to the Patents listed on Schedule 9.2(c) as “Licensed” (the “In-Licensed Core Fluidigm Patents”), in each case on either an exclusive or non-exclusive basis, as indicated in such schedule, and, except as provided in Schedule 9.2(c), as of the Effective Date such rights are not subject to any encumbrance, lien or claim of ownership by any Third Party. True, complete and correct copies of all license agreements in which Fluidigm receives any right or license to any In-Licensed Core Fluidigm Patents (the “Core Fluidigm In-License Agreements”), as amended to the date hereof, have been provided to Novartis, and a list of such agreements is set forth in Schedule 9.2(c). During the term of this Agreement, Fluidigm shall not encumber or diminish the rights granted to Novartis hereunder with respect to the Fluidigm Patents, including by not (i) committing any acts or permitting the occurrence of any omissions that would cause the material breach or termination of any Core Fluidigm In-License Agreement, or (ii) amending or otherwise modifying, or permitting to be amended or modified, any Core Fluidigm In-License Agreement, in the case of clause (ii) in a manner that is inconsistent with the grants, assignments and other rights reserved to Novartis and its Affiliates in this Agreement (including its option rights set forth in this Agreement). Fluidigm shall promptly provide Novartis with notice of any alleged, threatened, or actual breach of any Core Fluidigm In-License Agreement of which Fluidigm is aware and that is likely to have a material adverse effect on the grants, assignments and other rights reserved to Novartis and its Affiliates in this Agreement. As of the Effective Date, none of Fluidigm, its Affiliates and, to Fluidigm’s Knowledge, any Third Party is in breach of any Core Fluidigm In-License Agreement of which Fluidigm is aware and that is likely to have a material adverse effect on the grants, assignments and other rights reserved to Novartis and its Affiliates in this Agreement (including its option rights set forth in this Agreement). Upon request of Novartis, Fluidigm shall use its commercially reasonable efforts (i) to obtain from its Third Party licensors the right for Novartis (if it were to enter into the License Agreement) to further sublicense any rights that are sublicensed to Novartis under by Fluidigm under the License Agreement and (ii) to modify the diligence requirements under the Core Fluidigm In-License Agreements so that they are consistent with the terms of the License Agreement.

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(d) To Fluidigm’s Knowledge as of the Effective Date, except as disclosed in the Side Letter, (i) the Core Fluidigm Patents are subsisting and are not invalid or unenforceable, in whole or in part, (ii) the conception, development and reduction to practice of the Regulatory Documentation relating to the Fluidigm Technology, the Core Fluidigm Patents and Core Fluidigm Know-How existing as of the Effective Date have not constituted or involved the misappropriation of trade secrets or other rights or property of any Third Party, (iii) there are no claims, judgments or settlements against or amounts with respect thereto owed by Fluidigm or any of its Affiliates relating to such Regulatory Documentation, Core Fluidigm Patents, or Core Fluidigm Know-How, (iv) no claim or litigation has been brought or threatened against Fluidigm or any of its Affiliates (or to Fluidigm’s Knowledge) by any Person alleging that any Core Fluidigm Patents or Core Fluidigm Know-How or the disclosing, copying, making, assigning, licensing or Exploiting of any Core Fluidigm Patents, Core Fluidigm Know-How, or products and services embodying the Core Fluidigm Patents or Core Fluidigm Know-How, including the Exploitation of the Novartis Licensed Products using the Core Fluidigm Technology, violates, infringes or otherwise conflicts or interferes with any intellectual property or proprietary right of any Third Party, and (v) Fluidigm has not received any written notice alleging that any Third Party rights would be infringed or misappropriated by Exploiting the Core Fluidigm Technology or otherwise suggesting that Fluidigm obtain a license in order to Exploit the Core Fluidigm Technology, Core Fluidigm Patents or Core Fluidigm Know-How.

(e) Except for products shipped by or on behalf of Fluidigm or its Affiliates to Third Parties prior to the effective date of the Collaboration Agreement for research use only (and not clinical use) that are not subject to restrictions with respect to the Primary Field or Secondary Field, Fluidigm and its Affiliates have not and shall not, directly or indirectly, expressly or by implication, by action or omission or otherwise (i) assigned, transferred, conveyed or otherwise encumbered any right, title or interest in or to any Regulatory Documentation, Core Fluidigm Patents, or Core Fluidigm Know-How, (ii) granted any license or other right, title or interest in or to any Regulatory Documentation, Core Fluidigm Patents, or Core Fluidigm Know-How in any manner, or (iii) agreed to or is otherwise bound by any covenant not to sue for any infringement, misuse or otherwise with respect to any Core Fluidigm Patents, or Core Fluidigm Know-How, in each case ((i), (ii), and (iii)) that is inconsistent with the grants, assignments and other rights reserved to Novartis and its Affiliates in this Agreement or any Ancillary Agreement. Novartis acknowledges that Fluidigm shall be entitled, from time-to-time, to make intercompany transfers of intellectual property rights between Fluidigm and its Affiliates.

(f) Prior to the Effective Date, Fluidigm has not granted to any Third Party a license to use any Fluidigm chips or instruments for diagnostic or other clinical use in the Primary Field or the Secondary Field. Fluidigm has disclosed to Novartis prior to the Effective Date the current (as of the Effective Date) version of those certain standard terms and conditions that Fluidigm uses to govern the sale of its chips and instruments. Such terms and conditions shall prohibit any Exploitation of such chips and instruments in the Primary Field and the Secondary Field but may permit research only use (but not use to generate clinical results for a fee or results for use in the medical management of a patient) in the Secondary Field. Upon

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request of Novartis from time to time, for the purpose of determining whether Fluidigm is complying with restrictions set forth in this Agreement, Fluidigm shall promptly provide to Novartis, for Novartis review, that portion of Fluidigm’s then-current standard terms and conditions for the sale of Fluidigm’s chips and instruments that govern the licenses granted by Fluidigm.

(g) Except as disclosed in the Side Letter, to Fluidigm’s Knowledge as of the Effective Date, there is no actual or threatened infringement or misappropriation by a Third Party of the Core Fluidigm Patents or the Core Fluidigm Know-How that is likely to have a material adverse effect on Novartis’ Exploitation of the Core Fluidigm Patents and the Core Fluidigm Know-How contemplated by this Agreement.

ARTICLE X

Miscellaneous

10.1 Force Majeure. Neither party shall be held liable or responsible to the other party or be deemed to have breached under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the non-performing party, including fires, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority. The non-performing party shall notify the other party of such force majeure within ten (10) days after such occurrence by giving written notice to the other party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing party shall use commercially reasonable efforts to remedy its inability to perform.

10.2 Assignment; Change of Control.

(a) Neither party may assign its rights or delegate its obligations under this Agreement, in whole or in part, without the prior written consent of the other party, except that (i) Novartis shall have the right, without such consent, to assign any or all of its rights and delegate any or all of its obligations hereunder to any of its Affiliates or to any successor in interest (whether by merger, acquisition, asset purchase, or otherwise) to all or substantially all of the assets to which this Agreement relates and (ii) Fluidigm shall have the right, without such consent, to assign any or all of its rights and delegate any or all of its obligations hereunder to any company that acquires all or substantially all of Fluidigm’s assets (whether by merger, acquisition, asset purchase, or otherwise). Any permitted successor of a party or any permitted assignee of all of a party’s rights under this Agreement that has also assumed all of such party’s obligations hereunder in writing shall, upon any such succession or assignment and assumption, be deemed to be a party to this Agreement as though named herein in substitution for the assigning party, whereupon the assigning party shall cease to be a party to this Agreement and shall cease to have any rights or obligations under this Agreement. All validly assigned rights of

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a party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such party shall be binding on and be enforceable against, the permitted successors and assigns of such party. Any attempted assignment or delegation in violation of this Section 10.2 shall be void and without effect.

(b) Notwithstanding Section 10.2(a), Novartis shall have the right (i) to perform any or all of its obligations and exercise any or all of its rights hereunder; (ii) to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates; and (iii) to subcontract its obligations hereunder to a Third Party, provided that Novartis remains liable for such Third Party’s performance of such obligations.

(c) Fluidigm shall provide Novartis with fifteen (15) days’ prior written notice of any Change of Control. Following the Change of Control, the following shall apply:

(i) If Fluidigm or any of its Affiliates engages in development or commercialization of products in the Primary Field or Secondary Field other than the performance of its obligations under this Agreement or any Ancillary Agreement, Fluidigm and its Affiliates shall establish and enforce appropriate firewall procedures between such activities and the activities performed by or on behalf of Fluidigm or Affiliates pursuant to its other programs to ensure that no Collaboration Information and Inventions or Confidential Information of Novartis is used in connection with such other programs (such programs conducted in compliance with this Agreement, including the exclusivity afforded to Novartis with respect to the Fluidigm Patents, the Fluidigm Know-How and the Fluidigm Technology under this Agreement and the Ancillary Agreements, “Independent Programs”).

(ii) The Fluidigm Know-How, Fluidigm Patents and Fluidigm Technology shall exclude (A) any technology or intellectual property rights, [***] (collectively, “Acquiring Entities”) and (B) any technology or intellectual property [***] in accordance with this Agreement (“Acquisition IP”); provided, however, that such exclusions (in clauses (A) and (B)) shall not apply to any Acquisition IP that is either (1) [***] under this Agreement or any Ancillary Agreement, or (2) [***].

(iii) [***]

(iv) If Novartis terminates the Collaboration Agreement pursuant to Section 9.4(c) of the Collaboration Agreement due to a Change of Control in which no Acquiring Entity is a Primary Field Competitor, in addition to clauses (i) through (iii), the following shall also apply:

(A) If Novartis (or its Affiliates or (sub)licensees) are commercializing one or more Novartis Licensed Products as of the Change of Control, then this Agreement and the Supply Agreement shall remain in effect and, if the Supply Agreement is not in effect at the time of such Change of Control, Novartis shall have the right, on written notice to

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Fluidigm, to have the parties enter into such agreement as described in Section 4.3 of the Collaboration Agreement.

(B) If clause (A) immediately above does not apply and Novartis (or its Affiliates or (sub)licensees) desires to continue the development of one or more Novartis Licensed Products, then:

(x) this Agreement shall remain in effect and the licenses granted herein shall be extended to the Exploitation of all products in the Primary Field and the Secondary Field, whether or not they use the Fluidigm Chips or Fluidigm Instruments; provided, however, that Novartis shall have no right to manufacture or have manufactured any Fluidigm Chips or Fluidigm Instruments under this Agreement other than pursuant to clause (y) immediately below, and if Novartis elects to exercise such license using chips or instruments other than Fluidigm Chips or Fluidigm Instruments, then Novartis and Fluidigm shall negotiate a reasonable royalty rate that would apply to such exercise,

(y) at the election of Novartis, on written notice to Fluidigm together with Novartis’ notice of such termination of the Collaboration Agreement, either (1) the Supply Agreement shall remain in effect or, if not executed, Novartis shall have the right to have the parties enter into the Supply Agreement as described Section 4.3, or (2) Novartis may obtain from Fluidigm a license under any intellectual property rights Controlled by Fluidigm or any of its Affiliates, which rights are necessary or reasonably useful to manufacture the Novartis Licensed Products (provided that such intellectual property rights that are Acquisition IP shall be limited to Acquisition IP that is necessary to so use such intellectual property rights Controlled by Fluidigm (or any of its then Affiliates) immediately preceding the Change of Control) (“Manufacturing License”), in which case the parties shall negotiate reasonable compensation to Fluidigm for such license (“Manufacturing Fee”), it being understood and agreed that no license is granted to manufacture any Fluidigm chip other than the Fluidigm Chips or to manufacture any Fluidigm instrument other than the Fluidigm Instruments, and

(z) at the election of Novartis, on written notice to Fluidigm together with Novartis’ notice of such termination of the Collaboration Agreement, Fluidigm shall provide technology transfer to Novartis or its designee to enable Novartis to continue development and, if Novartis has exercised its option for a manufacturing option under clause (y)(2) of this Section 10.2(c)(iv)(B), the manufacture of the Novartis Licensed Products then in development, in which case Fluidigm shall be compensated by Novartis for such technology transfer at cost. If Fluidigm fails to do so within a reasonable time, Novartis may exercise its escrow rights under the License Agreement as if it were a Failure to Supply as defined in Exhibit G of the Collaboration Agreement or the Supply Agreement, if executed).

If the parties cannot agree on a reasonably royalty or compensation for a Manufacturing License pursuant to this Section 10.2(c) within ninety (90) days after such termination of the Collaboration Agreement, the dispute resolution provisions in Section 10.6 shall apply and the

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arbitrator shall make its determination after affording each party an opportunity to submit a proposal and thereafter selecting one of the proposals of the parties or a royalty rate or compensation, as applicable, that falls within the range established by the parties’ proposals. During the pendency of any negotiation or arbitration of such terms, Novartis shall be deemed licensed to perform the applicable activities and following resolution thereof shall pay any compensation due to Fluidigm based on the established royalty or other compensation, as applicable.

(v) If Novartis terminates the Collaboration Agreement pursuant to Section 9.4(c) of the Collaboration Agreement due to a Change of Control in which any Acquiring Entity is a Primary Field Competitor, in addition to clauses (i) through (iii), clause (iv) shall also apply, but with the following modifications: (A) no additional amounts shall be due to Fluidigm under Section 4.1 or Section 4.2 of this Agreement, (B) any technology transfer described in clause (z) shall be at the sole expense of Fluidigm, (C) Novartis may elect to secure a Manufacturing License whether or not any Novartis Licensed Product is then being commercialized, and (D) if Novartis elects to secure a Manufacturing License, Novartis may deduct from the Manufacturing Fee that would apply as described in Section 10.2(c) the amounts paid by Novartis under Section 6.1 of the Collaboration Agreement.

10.3 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties herein. To the fullest extent permitted by applicable law, each party hereby waives any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

10.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to the rules of conflict of laws thereof that would require the application of the laws of another jurisdiction.

10.5 Notices. All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier as provided herein), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Fluidigm, to:

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7000 Shoreline Court, Suite 100

South San Francisco, CA 94080

Attention: [***]

Facsimile: (650) 871-7195

with a copy to:

7000 Shoreline Court, Suite 100

South San Francisco, CA 94080

Attention: General Counsel

Facsimile: (650) 871-7195

If to Novartis, to:

Novartis Vaccines and Diagnostics, Inc.

4560 Horton Street, Emeryville, CA 94608

Attention: President, Diagnostics

Facsimile: (510) 655-9910

with copies to:

Novartis Vaccines and Diagnostics, Inc.

350 Massachusetts Avenue

Cambridge, MA 02139

Attention: General Counsel

Facsimile: (617) 871-8911

Covington & Burling

One Front Street

San Francisco, CA 94111

Attention: Amy L. Toro

Facsimile: (415) 955-6586

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered or sent by facsimile on a business day, (ii) on the business day after dispatch, if sent by nationally-recognized overnight courier, and (iii) on the fifth business day following the date of mailing, if sent by mail. It is understood and agreed that this Section 10.5 is not intended to govern the day-to-day business communications necessary between the parties in performing their duties, in due course, under the terms of this Agreement.

10.6 Dispute Resolution. Any matter that is unable to be resolved by the JSC

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CONFIDENTIAL TREATMENT REQUESTED BY FLUIDIGM CORPORATION

shall be referred to Fluidigm’s Chief Executive Officer and Novartis’ President of Diagnostics for resolution (collectively, the “Executives”). The Executives shall negotiate in good faith to resolve any such dispute for up to forty-five (45) days of such dispute being referred to them. Any dispute regarding the validity, interpretation or construction of, or the compliance with or breach of this Agreement or any Ancillary Agreement, and is not resolved by the Executives shall be solely and exclusively settled by final and binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”), subject to the terms and conditions of this Section 10.6. Either party may initiate the arbitration of a dispute by sending written notice of such election to the other party clearly marked “Arbitration Demand”. The arbitration shall be adjudicated by one arbitrator appointed in accordance with the commercial rules of the AAA. The decision of the arbitrator shall be final and binding upon the parties hereto, and may be entered in any competent court for judicial acceptance of such an award and order of enforcement. The place of arbitration shall be San Francisco, California. Notwithstanding anything to the contrary in this Section 10.6, each party may, and expressly reserves the right to, seek judicial relief from any court of competent jurisdiction in order to obtain an injunction or other equitable relief pending the outcome of an arbitration hereunder or to enforce a breach of the confidentiality provisions in ARTICLE VI. Subject to the foregoing, the state and federal courts situated in the city of San Francisco, California, shall have sole jurisdiction and venue to enforce any arbitration award and over proceeding for such injunctive or equitable relief brought pursuant to this Section 10.6. The parties irrevocably submit to such jurisdiction and venue, waive any claim to an inconvenient forum posed by such venue, and agree that process may be served in any manner permitted by such court before which a dispute is pending.

10.7 Entire Agreement; Modifications. This Agreement sets forth and constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto, including that certain Letter Of Intent dated December 23, 2009 and that certain Mutual Confidential Disclosure Agreement dated September 15, 2009, are superseded hereby; provided, however, that the parties acknowledge and agree that no Ancillary Agreement is intended to be terminated or superseded as a result of the execution of this Agreement. In the event of a conflict between this Agreement and any Ancillary Agreement, this Agreement shall control. Each party confirms that it is not relying on any representations or warranties of the other party except as specifically set forth herein. No amendment, modification, release or discharge hereof shall be binding upon the parties unless in writing and duly executed by authorized representatives of both parties.

10.8 Relationship of the Parties. It is expressly agreed that Fluidigm, on the one hand, and Novartis, on the other hand, shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither Fluidigm, on the one hand, nor Novartis, on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other party to do so. All persons employed by a party shall be employees of such party and not of the other party and all

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costs and obligations incurred by reason of any such employment shall be for the account and expense of such party.

10.9 Equitable Relief. Each party acknowledges and agrees that the restrictions set forth in ARTICLE VI of this Agreement are reasonable and necessary to protect the legitimate interests of the other party and that the other party would not have entered into this Agreement in the absence of such restrictions, and that any violation or threatened violation of any provision of ARTICLE VI will result in irreparable injury to the other party. Each party also acknowledges and agrees that in the event of a violation or threatened violation of any provision of ARTICLE VI, the other party shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving irreparable injury or actual damages and without the necessity of having to post a bond, as well as to an equitable accounting of all earnings, profits and other benefits arising from any such violation. The rights provided in the immediately preceding sentence shall be cumulative and in addition to any other rights or remedies that may be available to either party.

10.10 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. The waiver by either party hereto of any right hereunder or of the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

10.11 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12 No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

10.13 Further Assurance. Each party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other party its rights and remedies under this Agreement.

10.14 References; Construction. Unless otherwise specified, (a) references in this Agreement to any Article, Section, Schedule or Exhibit shall mean references to such Article, Section, Schedule or Exhibit of this Agreement, (b) references in any section to any clause are references to such clause of such section, and (c) references to any agreement,

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CONFIDENTIAL TREATMENT REQUESTED BY FLUIDIGM CORPORATION

instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (i.e., meaning “and/or”). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the parties and no rule of strict construction shall be applied against either party hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

NOVARTIS VACCINES & DIAGNOSTICS, INC.	FLUIDIGM CORPORATION

By:	By:
Name:	Name:
Title:	Title:

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CONFIDENTIAL TREATMENT REQUESTED BY FLUIDIGM CORPORATION

Confidential

Exhibit A

Fluidigm Patents

Incorporated by reference to Exhibit E contained in Exhibit 10.21 to the registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 18, 2011.

Exhibit A - 1

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CONFIDENTIAL TREATMENT REQUESTED BY FLUIDIGM CORPORATION

Confidential

Schedule 9.2(c)

Owned Core Fluidigm Patents, In-Licensed Core Fluidigm Patents and Core In-License

Agreements

Incorporated by reference to Schedule 11.2(d) contained in Exhibit 10.21 to the registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 18, 2011.

Schedule 9.2(c) - 1

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